                                                                     EXHIBIT 4.2


                                TABLE OF CONTENTS

                                                                                                       PAGE
1.       DEFINITIONS....................................................................................2

2.       GENERAL AGREEMENT..............................................................................2
         2.1      Leasing of Group IV Vehicles..........................................................4
         2.2      Right of Lessees to Act as Lessor's Agent.............................................6
         2.3      Payment of Capitalized Cost by Lessor.................................................6
         2.4      Non-liability of Lessor...............................................................7
         2.5      Conditions Precedent..................................................................8

3.       TERM..........................................................................................12
         3.1      Vehicle Term: Group IV Type I Repurchase Vehicles....................................12
         3.2      Vehicle Term: Group IV Type II Repurchase Vehicles...................................13
         3.3      Vehicle Term:  Group IV Non-Repurchase Vehicles......................................14
         3.4      The "Lease Commencement Date"........................................................15

4.       RENT AND CHARGES..............................................................................15
         4.1      Payment of Rent......................................................................15
         4.2      Payment of Monthly Supplemental Payments.............................................15
         4.3      Payment of Supplemental Rent.........................................................15
         4.4      Payment of Termination Payments, Casualty Payments, and Late
                  Return Payments......................................................................16
         4.5      Late Payment.........................................................................16
         4.6      Prepayments..........................................................................16

5.       INSURANCE.....................................................................................16
         5.1      Personal Injury and Damage...........................................................16
         5.2      Delivery of Certificate of Insurance.................................................16
         5.3      Changes in Insurance Coverage........................................................16

6.       CASUALTY OBLIGATION...........................................................................17
         6.1      Casualty.............................................................................17

7.       VEHICLE USE...................................................................................17

8.       REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES
         AND FINES.....................................................................................18

9.       MAINTENANCE AND REPAIRS.......................................................................19

10.      VEHICLE WARRANTIES............................................................................19

                                TABLE OF CONTENTS
                                  (continued)


                                                                                                       PAGE
11.      VEHICLE RETURN GUIDELINES.....................................................................19
         11.1     Vehicle Turn-in-Condition............................................................19
         11.2     Return...............................................................................20
         11.3     Termination Payments.................................................................20
         11.4     Repurchase Price Interest............................................................20

12.      DISPOSITION PROCEDURE.........................................................................21

13.      ODOMETER DISCLOSURE REQUIREMENT...............................................................21

14.      REDESIGNATION OF VEHICLES.....................................................................21

15.      GENERAL INDEMNITY.............................................................................22
         15.1     Indemnity by the Lessees.............................................................22
         15.2     Reimbursement Obligation by the Lessee Group.........................................24
         15.3     Defense of Claims....................................................................24

16.      ASSIGNMENT....................................................................................25
         16.1     Right of the Lessor to Assign this Agreement.........................................25
         16.2     Limitations on the Right of the Lessee to Assign this Agreement......................25

17.      DEFAULT AND REMEDIES THEREFOR.................................................................25
         17.1     Lease Events of Default..............................................................25
         17.2     Effect of Lease Event of Default.....................................................27
         17.3     Rights of Lessor Upon Lease Event of Default or Limited
                  Liquidation Event of Default.........................................................28
         17.4     Rights of Trustee Upon Limited Liquidation Event of Default and
                  Non-Performance of Certain Covenants.................................................29
         17.5     Measure of Damages...................................................................30
         17.6     Application of Proceeds..............................................................31

18.      MANUFACTURER EVENTS OF DEFAULT................................................................32

19.      LESSEE PARTIAL WIND-DOWN EVENTS...............................................................33

20.      ELIGIBILITY WAIVER EVENTS.....................................................................33

21.      CERTIFICATION OF TRADE OR BUSINESS USE........................................................33

22.      SURVIVAL......................................................................................33

23.      ADDITIONAL LESSEES............................................................................34

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
24.      GUARANTY.......................................................................................35
         24.1     Guaranty..............................................................................35
         24.2     Scope of Guarantor's Liability........................................................35
         24.3     Lessor's Right to Amend this Agreement, Etc...........................................36
         24.4     Waiver of Certain Rights by Guarantor.................................................36
         24.5     Lessees' Obligations to Guarantor and Guarantor's Obligations to
                  Lessees Subordinated..................................................................37
         24.6     Guarantor to Pay Lessor's Expenses....................................................38
         24.7     Reinstatement.........................................................................39
         24.8     Pari Passu Indebtedness...............................................................39

25.      RIGHTS OF LESSOR ASSIGNED TO TRUSTEE...........................................................39

26.      RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS
         HEREUNDER TO GUARANTOR.........................................................................40

27.      MODIFICATION AND SEVERABILITY..................................................................40

28.      CERTAIN REPRESENTATIONS AND WARRANTIES.........................................................41
         28.1     Due Organization, Authorization, etc..................................................41
         28.2     Financial Information; Financial Condition............................................42
         28.3     Litigation............................................................................42
         28.4     Liens.................................................................................42
         28.5     Employee Benefit Plans................................................................43
         28.6     Investment Company Act................................................................43
         28.7     Regulations T, U and X................................................................43
         28.8     Business Locations; Trade Names; Principal Places of Business
                  Locations.............................................................................43
         28.9     Taxes.................................................................................43
         28.10    Governmental Authorization............................................................44
         28.11    Compliance with Laws..................................................................44
         28.12    Eligible Vehicles.....................................................................44
         28.13    Supplemental Documents True and Correct...............................................44
         28.14    Accuracy of Information...............................................................44

29.      CERTAIN AFFIRMATIVE COVENANTS..................................................................45
         29.1     Corporate Existence; Foreign Qualification............................................45
         29.2     Books, Records and Inspections........................................................45
         29.3     Insurance.............................................................................45
         29.4     Repurchase Programs...................................................................46
         29.5     Reporting Requirements................................................................46
         29.6     Taxes and Liabilities.................................................................49

                                TABLE OF CONTENTS
                                  (continued)


                                                                                                       PAGE
         29.7     Compliance with Laws..................................................................50
         29.8     Maintenance of Separate Existence.....................................................50
         29.9     Trustee as Lienholder.................................................................50

30.      CERTAIN NEGATIVE COVENANTS.....................................................................50
         30.1     Mergers, Consolidations...............................................................50
         30.2     Other Agreements......................................................................51
         30.3     Liens.................................................................................51
         30.4     Use of Vehicles.......................................................................51

31.      BANKRUPTCY PETITION AGAINST LESSOR.............................................................51

32.      SUBMISSION TO JURISDICTION.....................................................................52

33.      GOVERNING LAW..................................................................................52

34.      JURY TRIAL.....................................................................................52

35.      NOTICES........................................................................................53

36.      LIABILITY......................................................................................53

37.      TITLE TO REPURCHASE PROGRAMS IN LESSOR.........................................................53

38.      HEADINGS.......................................................................................54

39.      EXECUTION IN COUNTERPARTS......................................................................54

40.      EFFECTIVENESS..................................................................................54

                                TABLE OF CONTENTS
                                  (continued)


                                                                                 PAGE


ANNEX A                       OPERATING LEASE TERMS
ANNEX B                       FINANCING LEASE TERMS

SCHEDULE I                    LESSEES ON DATE OF EXECUTION OF LEASE
SCHEDULE II                   NOTICE ADDRESSES
SCHEDULE 28.8                 BUSINESS LOCATIONS
ATTACHMENT A-1                INFORMATION ON REFINANCED VEHICLES &
                              ELIGIBLE RECEIVABLES

ATTACHMENT A-2                GROUP IV VEHICLE ACQUISITION SCHEDULE
ATTACHMENT B                  FORM OF POWER OF ATTORNEY
ATTACHMENT C                  FORM OF JOINDER IN LEASE

                        TEAM FLEET FINANCING CORPORATION,
                                    AS LESSOR

                               BUDGET GROUP, INC.,
                                  AS GUARANTOR

                         BUDGET RENT A CAR SYSTEMS, INC.

                      and those Subsidiaries and Affiliates
                              of Budget Group, Inc.
                           named on Schedule 1 hereto,
                                   AS LESSEES





                           SECOND AMENDED AND RESTATED
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV





                           Dated as of August 6, 2002

AS SET FORTH IN SECTION 25 HEREOF, THE LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

                 MASTER MOTOR VEHICLE LEASE AGREEMENT - GROUP IV

         This Second Amended and Restated Master Motor Vehicle Lease Agreement - Group IV (this "Agreement" or "Lease"), dated as of August 6, 2002 by and among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("Lessor"), BUDGET RENT A CAR SYSTEMS, INC. ("Budget Systems"), a Delaware corporation, and those direct or indirect Subsidiaries (the "Budget Subsidiaries") of Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc. ("Team") and those Affiliates (other than the Budget Subsidiaries) (such Affiliates, the "Non-Budget Lessees") of Budget that are listed on Schedule 1 hereto and those that become party to this Agreement pursuant to the provisions of Section 23 hereof (individually, each Budget Subsidiary and each Non-Budget Lessee, a "Lessee" and, collectively, the "Lessees"), and BUDGET GROUP, INC., as guarantor (Budget in such capacity, the "Guarantor"; the Guarantor, together with the Lessees, is from time to time referred to as the "Lessee Group").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1) intends to purchase, finance the purchase of and refinance additional Financed Vehicles that are Eligible Repurchase Vehicles and Eligible Non-Repurchase Vehicles from one or more Manufacturers with (i) the proceeds obtained by the issuance from time to time of Group IV Series of Notes and (ii) certain other funds;

         WHEREAS, the Lessor has purchased or will purchase Lessor-Owned Vehicles, and will finance the acquisition of Financed Vehicles, that are Group IV Type I Repurchase Vehicles, Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles from Manufacturers through dealers authorized by such Manufacturers, at auctions conducted by automobile dealers not affiliated with Budget, from Affiliates of Budget or through other vehicle sales;

         WHEREAS, the Lessor desires to lease to the Lessees, and the Lessees desire to lease from the Lessor, Group IV Type I Repurchase Vehicles, Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles so acquired, financed or refinanced by the Lessor for use in the daily vehicle rental businesses of the Lessees;

         WHEREAS, the parties hereto have entered into the Amended and Restated Master Motor Vehicle Lease Agreement - Group IV, dated as of July 24, 2001 (the "Prior Group IV Lease") and such parties desire to amend and restate the Prior Group IV Lease in its entirety;

         WHEREAS, on July 29, 2002 (the "Petition Date"), each of Budget and the Group IV Lessees filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and each is entering into this Lease in its capacity as a debtor and debtor-in-possession;

         WHEREAS, no Vehicles were being leased under the Prior Group IV Lease immediately prior to the execution of this Lease and this Lease is intended to have the same effect as a new lease entered into after the commencement of the Bankruptcy Proceedings;

         WHEREAS, the Guarantor has, pursuant to Section 24 hereof, guaranteed the obligations of the Lessees under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings ascribed to such terms in (a) the Definitions List (the "Definitions List") attached as Schedule 1 to the Amended and Restated Base Indenture, dated as of December 1, 1996, among the Lessor, Team (now known as Budget) and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as trustee, as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Indenture, and (b) each Supplement to the Base Indenture relating to a Series of Notes identified in such Supplement as being a Group IV Series of Notes. Unless the context otherwise requires, terms defined in both the Base Indenture and one or more of such Series Supplements shall have the meanings assigned to such terms in the applicable Series Supplements.

         2.       GENERAL AGREEMENT

         (a) As specified in the attachments hereto, the Lessees and the Lessor intend that this Agreement be (i) an operating lease with respect to the Lessor-Owned Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

         (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a "true lease" with respect to the Lessor-Owned Vehicles, then it is the intention of the parties that this Agreement, as it applies to the Lessor-Owned Vehicles, shall constitute a security agreement under applicable law. It is the intention of the parties that this Agreement, as it applies to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. In furtherance thereof, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of each Lessee to the Lessor hereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses

(including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof), each Lessee hereby grants to the Lessor a first priority security interest in all of such Lessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created (the "Lease Collateral"):

                  (i) the rights of such Lessee under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which such Lessee is a party (the "Lessee Agreements"), including, without limitation, (a) all monies due and to become due to such Lessee from the Guarantor and the Lessees under or in connection with the Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of such Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Lessee Agreements or otherwise available to such Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations of any party thereunder, (c) all Liens and property from time to time purporting to secure payment arising under or in connection with the Lessee Agreements, together with all financing statements filed in favor of, or assigned to, such Lessee describing any collateral securing such obligations or liabilities and
         (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of such Lessee pursuant to the Lessee Agreements;

                  (ii) all Lessor-Owned Vehicles leased by such Lessee from the Lessor pursuant to this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest in such Lessor-Owned Vehicles, are determined to be owned by such Lessee, and all Certificates of Title with respect to such Lessor-Owned Vehicles;

                  (iii) all Financed Vehicles leased by such Lessee from the Lessor pursuant to this Agreement, and all Certificates of Title with respect to such Group IV Vehicles;

                  (iv) all right, title and interest of such Lessee in, to and under any Repurchase Programs and all monies due and to become due thereunder in respect of (A) Lessor-Owned Vehicles leased under this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest in such Lessor-Owned Vehicles, are determined to be owned by such Lessee, and (B) Financed Vehicles leased under this Agreement, in each case, whether payable as Repurchase Prices or Guaranteed Payments;

                  (v) the Collection Account (to the extent of funds and other items therein described in clauses (a), (b) and (c) below), the Group IV Collection Account and each other collection account established pursuant to a Series Supplement with respect to a Group IV Series of Notes; (a) all funds on deposit therein allocable to Group IV Vehicles from time to time; (b) all certificates and instruments, if any, representing or evidencing any or all of such accounts or the funds on deposit therein allocable to Group IV Vehicles from time to time; and (c) all investments made at any time and from time to time with the moneys allocable to Group IV Vehicles in such accounts (including income thereon, including, without limitation, any and all such accounts, certificates, instruments and investments constituting "investment property" as defined in the UCC as in effect from time to time in the State of New York);

                  (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by such Lessee or by anyone on its behalf; and

                  (vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is the loss payee thereof) and cash, but not including (for the avoidance of doubt) payments under consumer rental agreements.

         2.1 Leasing of Group IV Vehicles(a) . (a) From time to time, subject to the terms and provisions hereof, the Lessor agrees to lease to each Lessee, and each Lessee agrees to lease from the Lessor, subject to the terms hereof, the Group IV Type I Repurchase Vehicles, Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles constituting the Refinanced Vehicles and each additional Lessor-Owned Vehicle and Financed Vehicle identified in certain vehicle orders (each, a "Group IV Vehicle Order") produced from time to time by a Lessee, listing Eligible Repurchase Vehicles and Eligible Non-Repurchase Vehicles ordered by such Lessee from Eligible Manufacturers or dealers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Repurchase Program or otherwise. Subject to the conditions precedent set forth in Section 2.5 hereof and to compliance with the terms of the related Series Supplements, the Lessor shall make available to the applicable Lessee (i) financing for the Financed Vehicles and (ii) Lessor-Owned Vehicles for lease to the Lessees hereunder in an aggregate amount (each such financing or Lessor-Owned Vehicle made available, a "Master Lease Advance").

         (b) With respect to (i) the refinancing of any other Eligible Repurchase Vehicle or Eligible Non-Repurchase Vehicle (including, without limitation, any Group IV Vehicles previously subject to any other Leases and refinanced pursuant to this Agreement, the "Refinanced Vehicles"), and/or (ii) the refinancing of Eligible Receivables, each applicable Lessee shall make available to the Lessor a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles and the Eligible Receivables, of a scope agreed upon by the Lessor (a "Refinancing Schedule").

         (c) With respect to any lease of Group IV Vehicles, not described in (b) above, each applicable Lessee shall make available to the Lessor a schedule containing the information with respect to such Group IV Vehicles as is set forth in Attachment A-2 hereto (each, a "Group IV Vehicle Acquisition Schedule"), or in such form as is otherwise requested by the Lessor. In addition, each Lessee leasing Vehicles pursuant to such Group IV Vehicle Order agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time.

         (d) The Lessees and the Lessor acknowledge that concurrently with the execution and delivery of this Agreement, the Lessees specified on Schedule 1 hereto have made available to the Lessor Group IV Vehicle Orders to lease Eligible Repurchase Vehicles currently owned by the Lessor pursuant to this Agreement, together with the required Group IV Vehicle Acquisition Schedules or Refinancing Schedule, as the case may be, in respect of such Group IV Vehicle Orders.

         (e) The Lessor and the Lessees each acknowledge that either concurrently with the execution and delivery of this Agreement or after the date of this Agreement on not less than one Business Day's written notice to the Lessor and the Trustee, any Lessee may request that the Lessor purchase, or finance the Lessee's purchase of, an Eligible Type II Repurchase Vehicle or an Eligible Non-Repurchase Vehicle from a licensed independent automobile dealer through an auction or other vehicle sale (each, an "Auction Acquired Vehicle") for a purchase price equal to the Capitalized Cost of such Auction Acquired Vehicle, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Auction Acquired Vehicle from the Lessor pursuant to this Agreement (each such transaction is referred to as an "Auction Sale Transaction"). In connection with each Auction Sale Transaction, to evidence the conveyance of the Auction Acquired Vehicles from the applicable dealer to the Lessor (in the case of Lessor-Owned Vehicles) or the applicable Lessee (in the case of Financed Vehicles), the applicable Lessee shall make available to (or, upon request by the Lessor, deliver to) the Lessor the following:

                  (i) a Group IV Vehicle Order (including a Group IV Vehicle Acquisition Schedule) with respect to all Auction Acquired Vehicles covered by such Auction Sale Transaction;

                  (ii) the original Certificate of Title for each Auction Acquired Vehicle together with a completed application to retitle such Auction Acquired Vehicle in the name of the Lessor and to have noted thereon the Trustee's security interest in such Auction Acquired Vehicle pursuant to the Indenture; and

                  (iii) a bill of sale, substantially in the form attached hereto as Attachment D (each, an "Auction Bill of Sale"), conveying title to the Auction Acquired Vehicles, and copies of any certificate given by the related auction house or dealer, as applicable, regarding the absence of liens and/or the ownership of each such Group IV Vehicle.

Notwithstanding the foregoing provisions of this Section 2.1(e), the Lessor shall not acquire any Auction Acquired Vehicle for which it does not have a new Certificate of Title if, after giving effect to such acquisition, the aggregate Net Book Value of all such Auction Acquired Vehicles without a new Certificate of Title would exceed 5% of the Aggregate Asset Amount. Other than Auction Sale Transactions complying with the provisions of this Section 2.1, the Lessor shall not purchase any Eligible Type II Repurchase Vehicles or Eligible Non-Repurchase Vehicles for leasing or financing under this Agreement from any independent dealer at an auction. After any purchase or financing of Group IV Vehicles by the Lessor at auction, such Group IV Vehicles will be subject to all the terms and conditions of this Agreement.

         (f) The Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor, only Group IV Vehicles that are Eligible Vehicles. This Agreement, together with any other related documents attached to this Agreement or submitted with a Group IV Vehicle Order or Refinancing Schedule, including without limitation any documents in connection with an Eligible Repurchase Program (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees hereunder.

         2.2 Right of Lessees to Act as Lessor's Agent. The Lessor agrees that any member of the Lessee Group may act as the Lessor's agent in placing Group IV Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Group IV Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee Group liable for losses due to such member of the Lessee Group's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Group IV Vehicles to a location selected by the relevant Lessee at such Lessee's expense. Each Lessee agrees to accept Group IV Non-Repurchase Vehicles as produced and delivered, subject to the right of such Lessee to reject any such Group IV Non-Repurchase Vehicles damaged in transit or not conforming to the related Group IV Vehicle Order. Each Lessee agrees to accept Group IV Repurchase Vehicles as produced and delivered except each Lessee will have the option to reject any Group IV Repurchase Vehicle that may be rejected pursuant to the terms of the applicable Repurchase Program. The relevant Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Group IV Repurchase Vehicle to the Manufacturer pursuant to the preceding two sentences. Any member of the Lessee Group that places a Group IV Vehicle Order for a Group IV Repurchase Vehicle pursuant to this Agreement agrees that all Group IV Repurchase Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Eligible Repurchase Program.

         2.3      Payment of Capitalized Cost by Lessor

         (a) Upon invoicing of any Group IV Vehicle by the Manufacturer or other seller thereof, the Lessor shall make a Master Lease Advance hereunder to pay to the Manufacturer, dealer or other seller of such Group IV Vehicle (or to reimburse the applicable Lessee for) the costs and expenses incurred by the Lessor or such Lessee, as applicable, in connection with the acquisition of such Group IV Vehicle as established by the invoice delivered in connection with such Group IV Vehicle (the "Capitalized Cost"). The relevant Lessee shall be responsible for all damage in transit and shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Group IV Vehicle to the extent that the same have not been included within the Capitalized Cost; provided that solely in the case of any Refinanced Vehicle and any Eligible Receivable, the Lessor shall make Master Lease Advances to pay to the applicable owner thereof (x) the aggregate Net Book Value, Type II Repurchase Vehicle Value or Non-Repurchase Vehicle Value (as applicable) as of the Vehicle Lease Commencement Date of the Refinanced Vehicles and (y) the face amount of the Eligible Receivables being refinanced on the Vehicle Lease Commencement Date.

         (b) Each Master Lease Advance made by the Lessor (i) with respect to a Group IV Type I Repurchase Vehicle, shall be in an amount not exceeding the Net Book Value of such Group IV Type I Repurchase Vehicle, (ii) with respect to a Group IV Type II Repurchase Vehicle, shall be in an amount not exceeding the Type II Repurchase Vehicle Value of such Group IV Type II Repurchase Vehicle and
(iii) with respect to a Non-Repurchase Vehicle, shall be in an amount not exceeding the Non-Repurchase Vehicle Value of such Non-Repurchase Vehicle. The aggregate amount of Master Lease Advances outstanding at any time shall not exceed the Maximum Lease Commitment at such time.

         2.4 Non-liability of Lessor. The Lessor shall not be liable to any of the Lessees for any failure or delay in obtaining Group IV Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF THE GROUP IV VEHICLES SHALL CONSTITUTE SUCH LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH GROUP IV VEHICLES, THAT THE GROUP IV VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF A MANUFACTURER, OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF GROUP IV VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, SUCH LESSEE LEASES

THE VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

         2.5 Conditions Precedent. The agreement of the Lessor to make available any Master Lease Advance for the acquisition of any Lessor-Owned Vehicle for lease to a Lessee and to make available any Master Lease Advance for the acquisition of any Texas Vehicles and Hawaii Vehicles or the refinancing of any Refinanced Vehicle for lease to a Lessee, is subject to the terms and conditions of the Indenture and to the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

                  (a) Limitations on the Acquisition of Certain Vehicles. Unless waived by the Required Noteholders as specified in the related Series Supplements:

                           (i) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Non-Repurchase Vehicle Value of all Group IV Non-Repurchase Vehicles leased under this Agreement as of such date (after giving effect to the inclusion of such Vehicle under this Agreement) by (y) the greater of (A) the Aggregate Asset Amount as of such date (after giving effect to the inclusion of such Vehicle under this Agreement) and (B) the sum of the Group IV Invested Amount as of such date plus the available subordinated amounts for all Group IV Series of Notes as of such date, shall not exceed the Maximum Non-Repurchase Vehicle Percentage (if any) for any Group IV Series of Notes;

                           (ii) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Type II Repurchase Vehicle Value of all Group IV Type II Repurchase Vehicles leased under this Agreement (after giving effect to the inclusion of such Vehicle under this Agreement) by (y) the greater of (A) the Aggregate Asset Amount as of such date (after giving effect to the inclusion of such Vehicle under this Agreement) and (B) the sum of the Group IV Invested Amount as of such date plus the available subordinated amounts for all Group IV Series of Notes as of such date, shall not exceed the Maximum Type II Repurchase Vehicle Percentage (if any) for any Group IV Series of Notes;

                           (iii) the quotient (expressed as a percentage) obtained by dividing (x) the aggregate Net Book Value of all Group IV Type I Repurchase Vehicles, the Type II Repurchase Vehicle Value of all Group IV Type II Repurchase Vehicles and the Non-Repurchase Vehicle Value of Group IV Non-Repurchase Vehicles manufactured by the same Manufacturer and leased under this Agreement as of such date after giving effect to the inclusion of such Vehicle under this Agreement) by (y) the greater of (A) the Aggregate Asset Amount as of such date (after giving effect to the inclusion of such Vehicle under this Agreement) and (B) the sum of the Group IV Invested Amount as of such date plus the available subordinated amounts for all Group IV Series of Notes as of such date, shall not exceed the Maximum Manufacturer Percentage (if any) for such Manufacturer;

                           (iv) if the Maximum Non-Repurchase Vehicle Percentage, the Maximum Type II Repurchase Vehicle Percentage or the Maximum Manufacturer Percentage for any Group IV Series of Notes has (as calculated in clause (i), (ii) or (iii) above, as applicable) been exceeded on or prior to such date prior to giving effect to the inclusion of such Vehicle (the amount of such excess, the "Excess"), such Excess shall not increase after giving effect to the inclusion of such Vehicle;

                           (v) after giving effect to the inclusion of such Vehicle under this Agreement, the (A) credit support amount for any Group IV Series of Notes shall not be less than the minimum credit support amount for such Series and (B) the Letter of Credit Amount for any Group IV Series of Notes shall not be less than the required letter of credit amount for such Series; and

                           (vi) after giving effect to the inclusion of such Vehicle under this Agreement, there shall not be a failure or violation of any other conditions, requirements, or restrictions with respect to the leasing of Eligible Vehicles under this Agreement as is specified in the related Series Supplement.

                  (b) No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the making of such Master Lease Advance or the lease of such Vehicle.

                  (c) Leases of Refinanced Vehicles. Only in connection with the leasing of Refinanced Vehicles and related Eligible Receivables on or after the Lease Commencement Date, to evidence the refinancing of such Refinanced Vehicles and related Eligible Receivables and the conveyance of a security interest in such Refinanced Vehicles and related Eligible Receivables to the Trustee, the applicable Lessees shall have made available to the Lessor on or prior to the applicable Vehicle Lease Commencement Date the following:

                           (i) a Refinancing Schedule concerning such Refinanced Vehicles and related Eligible Receivables being refinanced on such Vehicle Lease Commencement Date;

                           (ii) unless such Vehicle has been previously liened to the Trustee, a report of the results of a search of the appropriate records of the county (as applicable) and state in which each such Lessee's principal place of business is located and which such Lessee has been organized, which, in each case, shall show no Liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Repurchase Programs or, in the event that such search reveals any non-permitted Lien or security interest, there shall be delivered to the Lessor and the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

                           (iii) unless such Vehicle has been previously liened to the Trustee, confirmation from each lender holding a security interest in any such Refinanced Vehicle or Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of such Refinanced Vehicle and the refinancing of the related Eligible Receivables, such lender has been paid the full amount due to it in connection with such refinancing and (B) that any Lien or security interest of such lender in such Refinanced Vehicle and/or Eligible Receivables, as applicable, has been released;

                           (iv) unless such Vehicle has been previously liened to the Trustee, a fully executed assignment agreement granting and assigning to the Trustee (to the extent not already granted and assigned) a first priority security interest in each such Refinanced Vehicle and Eligible Receivable, the related Repurchase Programs, if any, and any other Group IV Collateral relating to such Refinanced Vehicles and Eligible Receivables; and

                           (v) unless such Vehicle has been previously liened to the Trustee, delivery to the Lessor for filing in the appropriate filing office fully executed UCC-1 Financing Statements necessary to perfect (if not already perfected) the interests of the Trustee in such Refinanced Vehicles and Eligible Receivables; and

                           (vi) an Officer's Certificate stating that all the conditions precedent under this Agreement to the leasing of such Refinanced Vehicles and financing of such Eligible Receivables under this Agreement have been satisfied, including a representation that each such receivable is an Eligible Receivable and that the Lien of the Trustee (or a nominee) has been noted on the Certificate of Title for each such Vehicle or such other actions to cause the Trustee's Lien to be a perfected first Lien have been taken by the Servicer.

                  (d) Leases of Financed Vehicles. Only in connection with each lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition or financing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Trustee, the Lessee thereof shall have delivered to the Lessor on or prior to the applicable Vehicle Lease Commencement Date, a Group IV Vehicle Order (including a Group IV Vehicle Acquisition Schedule) with respect to all Financed Vehicles to be leased to such Lessee by the Lessor on the date specified therein.

                  (e) Leases of Lessor-Owned Vehicles. Only in connection with the lease of any Lessor-Owned Vehicle to be leased on or after the Lease Commencement Date, to evidence the leasing of such Lessor-Owned Vehicle under this Agreement, the applicable Lessee shall have delivered to the Lessor on or prior to the applicable Vehicle Lease Commencement Date, the following:

                           (i) a Group IV Vehicle Order (including a Group IV Vehicle Acquisition Schedule) with respect to all Lessor-Owned Vehicles to be leased to such Lessee by the Lessor on the Vehicle Lease Commencement Date; and

                           (ii) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other Liens (other than Permitted Liens) in favor of any Person with respect to each Lessor-Owned Vehicle identified in such Group IV Vehicle Order (and any related Repurchase Programs).

                  (f) Eligible Vehicle. Each Vehicle to be leased hereunder on such date shall be an Eligible Vehicle.

                  (g) Repurchase Vehicles. If such Vehicle is to be leased as a Group IV Repurchase Vehicle, the Lessor shall have delivered to the Trustee (i) a fully executed Assignment Agreement covering such Vehicle, (ii) the related Repurchase Program (which shall be an Eligible Repurchase Program), and (iii) any other Group IV Collateral relating to such Vehicle.

                  (h) Series Supplement. The leasing of such Group IV Vehicle shall not be prohibited by the provisions of a Series Supplement for a Group IV Series of Notes.

                  (i) Other Conditions. The applicable Lessee shall have complied with the applicable provisions of Sections 2.1 and 2.3 of this Agreement.

         Each Lessee hereby agrees that each such delivery of a Group IV Vehicle Order or Refinancing Schedule shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Group IV Vehicle Order or Refinancing Schedule have been satisfied as of the date of such Group IV Vehicle Order or Refinancing Schedule.

         3.       TERM.

         3.1 Vehicle Term: Group IV Type I Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Group IV Type I Repurchase Vehicle and Eligible Receivable shall mean the day referenced as such in the Group IV Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Group IV Type I Repurchase Vehicle or Eligible Receivable but in no event beyond the date that funds are expended by the Lessor to acquire such Group IV Type I Repurchase Vehicle or Eligible Receivable. The "Vehicle Term" with respect to each Group IV Type I Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) the Turnback Date for such Group IV Repurchase Vehicle, (ii) the date the Vehicle is sold to a third party through any means other than an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program and the funds in respect of such sale are received by the Trustee in the Group IV Collection Account (from such third party or from any member of the Lessee Group on behalf of such third party), (iii) if such Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Trustee in the Group IV Collection Account from or on behalf of the applicable Lessee, (iv) the date that such Vehicle is purchased by the applicable Lessee pursuant to paragraph 6 or 7 of Annex A or paragraph 8 of Annex B and the Vehicle Purchase Price in the case of Vehicles purchased pursuant to Annex A, or the Net Book Value of the applicable Vehicles in the case of Vehicles purchased pursuant to Annex B with respect to such purchase (and any unpaid Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, and Monthly Supplemental Rent with respect to such Vehicle) is received by the Trustee in the Group IV Collection Account and (v) the maximum vehicle lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to this Agreement (the earliest of such five dates being referred to as the "Vehicle Lease Expiration Date" for such Group IV Type I Repurchase Vehicle). The Lessor and each Lessee agree that each Lessee shall use its commercially reasonable efforts to deliver each Group IV Type I Repurchase Vehicle to the related Manufacturer or the designated auction site, as applicable, under a Repurchase Program (unless a Manufacturer Event of Default has occurred with respect to such Manufacturer) (a) not prior to the end of the minimum holding period specified in the related Repurchase Program (prior to which the Lessor may not deliver such Group IV Type I Repurchase Vehicle without penalty (the "Type I Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Group IV Type I Repurchase Vehicle which is a Lessor-Owned Vehicle without penalty (the "Type I Maximum Term")); provided, however, that the Lessee may dispose of a Group IV Type I Vehicle other than in accordance with the applicable Repurchase Program only if the Disposition Proceeds will be greater than the amounts payable in respect of such Vehicle under the Repurchase Program, and provided further, that if for any reason, a Lessee fails to deliver a Group IV Type I Repurchase Vehicle which is a Lessor-Owned Vehicle to the applicable Manufacturer or designated auction site during the time period between the expiration of the Type I Minimum Term and the expiration of the Type I Maximum Term, such Lessee shall be obligated to (x) purchase such Group IV Type I Repurchase Vehicle from the Lessor on the first Due Date after the expiration of the Type I Maximum Term for an amount equal to the Vehicle Purchase Price with respect to such Group IV Repurchase

Vehicle or (y) redesignate such Group IV Type I Repurchase Vehicle as a Group IV Non-Repurchase Vehicle in accordance with Section 14 hereof. Each Lessee will pay the equivalent of the Rent for the Type I Minimum Term for Group IV Type I Repurchase Vehicles which are Lessor-Owned Vehicles and are returned before the Type I Minimum Term, regardless of actual usage, unless a Vehicle is a Casualty which will be treated in accordance with Section 6 hereof or unless the Lessor immediately leases such Group IV Type I Repurchase Vehicle to another Lessee under this Agreement or to a lessee under another Lease relating to another Series under the Base Indenture.

         3.2 Vehicle Term: Group IV Type II Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Group IV Type II Repurchase Vehicle shall mean the day referenced as such in the Group IV Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Group IV Type II Repurchase Vehicle but in no event beyond the date that funds are expended by the Lessor to acquire such Group IV Type II Repurchase Vehicle. The "Vehicle Term" with respect to each Group IV Type II Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) the Turnback Date for such Group IV Type II Repurchase Vehicle, (ii) the date the Vehicle is sold to a third party through any means other than an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program and the funds in respect to such sale are received by the Trustee in the Group IV Collection Account (from such third party or from any member of the Lessee Group on such third party), and such funds equal or exceed the Type II Repurchase Vehicle Value of such Group IV Type II Repurchase Vehicle, (iii) if the Group IV Type II Repurchase Vehicle becomes a Casualty, the date funds in the amount of the Type II Repurchase Vehicle Value thereof are received by the Trustee in the Group IV Collection Account from or on behalf of the applicable Lessee, (iv) the date that the Group IV Type II Repurchase Vehicle is purchased by the applicable Lessee pursuant to paragraph 6 or 7 of Annex A or paragraph 8 of Annex B and the Vehicle Purchase Price, in the case of Vehicles purchased pursuant to Annex A, or Net Book Value of the applicable Vehicle, in the case of Vehicles purchased pursuant to Annex B, with respect to such purchase (and any unpaid Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent and Monthly Supplemental Rent with respect to such Group IV Type II Repurchase Vehicle) is received by the Trustee and (v) the maximum vehicle lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to this Agreement (the earliest of such five dates being referred to as the "Vehicle Lease Expiration Date") for such Group IV Type II Repurchase Vehicle. The Lessor and each Lessee agree that each Lessee shall use its commercially reasonable efforts to deliver each Group IV Type II Repurchase Vehicle to the related Manufacturer or the designated auction site, as applicable, under a Repurchase Program (unless a Manufacturer Event of Default has occurred with respect to such Manufacturer) (a) not prior to the end of the minimum holding period specified in the related Repurchase Program (prior to which the Lessor may not deliver such Group IV Type II Repurchase Vehicle without penalty (the "Type II Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Group IV Type II Repurchase Vehicle which is a Lessor-Owned Vehicle without penalty (the "Type II Maximum Term")); provided, however, that the Lessee may dispose of a Group IV Type II Vehicle other than in accordance with the applicable

Repurchase Program only if the Disposition Proceeds will be greater than the amounts payable in respect of such Vehicle under the Repurchase Program, and provided further, that if for any reason, a Lessee fails to deliver a Group IV Type II Repurchase Vehicle which is a Lessor-Owned Vehicle to the applicable Manufacturer or designated auction site during the time period between the expiration of the Type II Minimum Term and the expiration of the Type II Maximum Term, such Lessee shall be obligated to (x) purchase such Group IV Repurchase Vehicle from the Lessor on the first Due Date after the expiration of the Type II Maximum Term for an amount equal to the Vehicle Purchase Price with respect to such Group IV Type II Repurchase Vehicle, (y) dispose of such Group IV Type II Repurchase Vehicle promptly and in a commercially reasonable manner so as to maximize proceeds from the disposition of such Vehicle or (z) redesignate such Group IV Type II Repurchase Vehicle as a Group IV Non-Repurchase Vehicle in accordance with Section 14 hereof; and in any event pay the Late Return Payment specified in Section 12. Each Lessee will pay the equivalent of the Rent for the Type II Minimum Term for Group IV Type II Repurchase Vehicles which are Lessor-Owned Vehicles and are returned before the Type II Minimum Term, regardless of actual usage, unless a Vehicle is a Casualty which will be treated in accordance with Section 6 hereof or unless the Lessor immediately leases such Group IV Type II Repurchase Vehicle to another Lessee under this Agreement or to a lessee under another Lease relating to another Series under the Base Indenture.

         3.3 Vehicle Term: Group IV Non-Repurchase Vehicles. The "Vehicle Lease Commencement Date" for each Group IV Non-Repurchase Vehicle shall mean the day referenced as such in the Group IV Vehicle Acquisition Schedule or Refinancing Schedule with respect to such Group IV Non-Repurchase Vehicle but in no event beyond the date that funds are expended by the Lessor to acquire such Group IV Non-Repurchase Vehicle. The "Vehicle Term" with respect to each Group IV Non-Repurchase Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) if the Group IV Non-Repurchase Vehicle is sold to a third party, the date such Vehicle is sold to such third party and funds in respect of such sale are received by the Trustee in the Group IV Collection Account (from such third party or from any member of the Lessee Group on behalf of such third party) and such funds equal or exceed the Non-Repurchase Vehicle Value of such Group IV Non-Repurchase Vehicle, (ii) if the Group IV Non-Repurchase Vehicle becomes a Casualty, the date funds in the amount of the Non-Repurchase Vehicle Value thereof are received by the Trustee in the Group IV Collection Account from or on behalf of the applicable Lessee, (iii) the date that the Group IV Non-Repurchase Vehicle is purchased by the applicable Lessee pursuant to paragraph 6 or 7 of Annex A or paragraph 8 of Annex B and the Vehicle Purchase Price, in the case of Vehicles purchased pursuant to Annex A, or Net Book Value of the applicable Vehicle, in the case of Vehicles purchased pursuant to Annex B, with respect to such purchase (and any unpaid Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent and Monthly Supplemental Rent with respect to such Group IV Non-Repurchase Vehicle) is received by the Trustee and (iv) the maximum vehicle lease term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to this Agreement (the earliest of such four dates being referred to as the "Vehicle Lease Expiration Date"); provided, however, that the Lessees shall use commercially reasonable efforts to dispose of each Group IV Non-Repurchase Vehicle

(a) within twenty-four (24) months after the date of the original new dealer invoice for such Vehicle or, where no such invoice exists, the date such Vehicle was first put into service, or (b) within such longer period with respect to which Rating Agency Confirmation has been obtained or, if no Rating Agency is then currently requested to rate any Group IV Series of Notes, approved by Noteholders of the Group IV Series of Notes holding more than 50% of the aggregate Invested Amounts of all outstanding Group IV Series (the "Majority Group IV Noteholders") (such period described in clauses (a) and (b) above, the "Non-Repurchase Maximum Term"). If a Group IV Vehicle's age is unknown as of its Vehicle Lease Commencement Date, such age (in months) shall be the lesser of (i) the number obtained by dividing the number of miles on the odometer of such Group IV Vehicle at the Vehicle Lease Commencement Date by 1500 and (ii) the number of months in the period commencing on September 1 of the calendar year prior to the model year of such Group IV Vehicle through the Vehicle Lease Commencement Date for such Group IV Vehicle.

         3.4 The "Lease Commencement Date" shall mean the earlier of (i) the date of the issuance of the Series 2002-1 Notes as the first Group IV Series of Notes issued in connection with this Second Amended and Restated Master Motor Vehicle Lease Agreement - Group IV or (ii) the date of the Vehicle Lease Commencement Date for the first Vehicle leased by a Lessee hereunder. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes included in the Group IV Series of Notes and all outstanding Carrying Charges and (ii) the Vehicle Lease Expiration Date for the last Group IV Vehicle leased by a Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         4. RENT AND CHARGES. Each Lessee will pay Rent on a monthly basis as set forth in this Section 4:

         4.1 Payment of Rent. On each Due Date, each Lessee shall pay to the Lessor the aggregate of all Rent that has accrued during the Related Month with respect to the Vehicles leased by such Lessee under this Agreement, as provided in the related Lease Annexes.

         4.2 Payment of Monthly Supplemental Payments. On each Due Date, each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to the Financed Vehicles leased by such Lessee under this Agreement, as provided in paragraphs 6 and 8 of Annex B to this Agreement.

         4.3 Payment of Supplemental Rent. On each Due Date, each Lessee shall pay to the Lessor such Lessee's pro rata share (on the basis of the aggregate Net Book Value of Group IV Vehicles leased by such Lessee during the Related Month) of the Monthly Supplemental Rent due on such Due Date. "Monthly Supplemental Rent" with respect to each Due Date shall equal (x) the accrued interest on all Outstanding Notes included in the Group IV Series of Notes for the Related Month, plus (y) the Carrying Charges for the Related Month allocable to any Group IV Series of Notes, minus (z) the aggregate of all Monthly Variable Rent and Monthly Finance Rent accrued with respect to the Related Month for all Group IV Vehicles leased hereunder.

         4.4 Payment of Termination Payments, Casualty Payments, and Late Return Payments. On each Due Date, each Lessee shall pay to the Lessor all Casualty Payments, Termination Payments and Late Return Payments that have accrued with respect to the Group IV Vehicles leased by such Lessee under this Agreement, as provided in, respectively, Sections 6.1, 11.3 and 12.

         4.5 Late Payment. In the event the relevant Lessee fails to remit payment of any amount due on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the VFR plus 1%, times the delinquent amount for the period from the Due Date until such delinquent amount is received by the Trustee.

         4.6 Prepayments. To the extent provided in Paragraph 6(d) of Annex B, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Group IV Vehicles leased by such Lessee under this Agreement.

         5. INSURANCE. Budget represents that it shall at all times maintain insurance coverage for each Lessee that is a Budget Subsidiary in accordance with the applicable state law requirements and other requirements as set forth below. Each Non-Budget Lessee represents that it shall at all times maintain insurance coverage for itself in full force and effect in accordance with the appropriate states' requirements and other requirements as set forth below. Budget, each Lessee that is a Budget Subsidiary and each Non-Budget Lessee agree that the Lessor shall be entitled to the benefits of any such insurance at all times during the term of this Lease.

         5.1 Personal Injury and Damage. Subject to applicable state and other requirements, Budget and each Non-Budget Lessee may self-insure against personal injury and damage claims arising from the use of the Vehicles as well as damage to Group IV Vehicles.

         5.2 Delivery of Certificate of Insurance. Within 10 days after (i) the Closing Date with respect to each Series of Notes included in the Group IV Series of Notes or (ii) with respect to any additional party becoming a "Lessee" hereunder pursuant to the provisions of Section 23 hereof, within 10 days after such party becomes a "Lessee," hereunder), Budget, on behalf of the Lessees that are Budget Subsidiaries, and each Non-Budget Lessee shall deliver to the Lessor a certificate of insurance naming the Lessor and the Trustee as additional insured as to the items referenced by Section 5.1 hereinabove or a written statement to the effect that such Lessee is self insuring. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

         5.3 Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance unless the prior written consent of the Lessor and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Trustee shall be required to grant its consent to any proposed change in such insurance upon compliance with the following conditions:

                  (i) The Guarantor or the applicable Non-Budget Lessee shall deliver not less than 30 days prior written notice of any proposed change in such insurance to the Trustee and each Rating Agency, which notice shall contain a certification of a reputable insurance broker that is not affiliated with any member of the Lessee Group that the insurance program maintained by Budget, on behalf of the Lessees that are Budget Subsidiaries, and by each Non-Budget Lessee (after the taking effect of such proposed change) comports with industry standards for Persons engaged in the business of renting similar vehicles and having net worth and operating income similar to that of such member of the Lessee Group; and

                  (ii) So long as a Rating Agency is then currently requested to rate any Group IV Series of Notes or any class thereof, the Guarantor shall furnish to the Trustee a letter from each Rating Agency with respect to the outstanding Notes in the Group IV Series of Notes to the effect that such proposed change in insurance will not cause a reduction in or a withdrawal of such rating.

         6.       CASUALTY OBLIGATION.

         6.1 Casualty. If a Group IV Vehicle becomes a Casualty, then the Lessee that is leasing such Group IV Vehicle will (i) promptly notify the Lessor thereof and (ii) in the case of a Lessor-Owned Vehicle, promptly, but in no event later than the first Due Date after the end of the Related Month in which such Group IV Vehicle becomes a Casualty (other than a Casualty in respect of which a Late Return Payment is payable under Section 12), pay to the Lessor the Net Book Value of each such Group IV Vehicle (such payment, a "Casualty Payment"). Upon payment by the Lessee to the Lessor of the Casualty Payment for any Group IV Vehicle that has become a Casualty (i) the Lessor shall cause title to such Group IV Vehicle to be transferred to the relevant Lessee to facilitate liquidation of such Group IV Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Group IV Vehicle, and (iii) the Lien of the Trustee on such Group IV Vehicle shall be released by the Servicer.

         7. VEHICLE USE. So long as no Lease Event of Default or Limited Liquidation Event of Default with respect to any Group IV Series of Notes has occurred and so long as no Lessee Partial Wind-Down Event has occurred with respect to the relevant Lessee (subject, however, to Paragraph 7 of Annex A), such Lessee may use Group IV Vehicles leased hereunder in the regular course of business of such Lessee. Such use shall be confined primarily to the states of the United States, with limited use in Canada and Mexico; provided, however, that the principal place of business or rental office of such Lessee with respect to the Group IV Vehicles is located in the United States. The relevant Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Group IV Vehicles and the related Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee's Lien on the Group IV Vehicles and the related Certificates of Title as a perfected first Lien in any applicable jurisdiction. Each Lessee may, at the relevant Lessee's sole expense, change the place of principal location of any Group IV Vehicles. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (i) all actions necessary to maintain the Lien of the Trustee on such Group IV Vehicles and the related Certificates of Title shall have been taken and (ii) all legal requirements applicable to such Group IV Vehicles shall have been met or obtained. Following a Lease Event of Default, Lessee Partial Wind-Down Event, Limited Liquidation Event of Default with respect to any Group IV Series of Notes or, with respect to the Group IV Repurchase Vehicles, a Manufacturer Event of Default, and upon the Lessor's request, the relevant Lessee shall advise the Lessor in writing where all Group IV Vehicles leased by such Lessee as of such date are principally located. The Lessee shall not knowingly use any Group IV Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Lessee shall use reasonable precautions to prevent loss or damage to Group IV Vehicles. Each Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Group IV Vehicles and shall take reasonable steps to ensure that drivers of such Group IV Vehicles are duly licensed to drive in accordance with applicable law. Each Lessee and the Lessor agree that each Lessee shall perform, at its own expense, such Vehicle preparation and conditioning services with respect to Group IV Vehicles purchased by the Lessor from the Manufacturers as are customary. The Lessor, the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of each Lessee's business, subject to applicable law, inspect Group IV Vehicles and registration certificates, Certificates of Title and related documents covering Group IV Vehicles wherever the same shall be located. Group IV Vehicles leased hereunder may be subleased by the applicable Lessee to any other Lessee listed on Schedule 1 to this Agreement or added as a Lessee pursuant to Section 23 of this Agreement; provided, however, that neither the original Lessee nor the Guarantor shall be released from any of its obligations in respect of any Group IV Vehicle so subleased.

         8. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee Group, at its expense, shall be responsible for proper registration and licensing of Group IV Vehicles, and titling of Group IV Vehicles in the name of the Lessor, in each case with the Lien of the Trustee noted thereon, and, where required, shall have Group IV Vehicles inspected by any appropriate Governmental Authority; provided, however, that notwithstanding the foregoing, all Certificates of Title shall at all times remain in the custody of the Servicer in accordance with the provisions of the Base Indenture. The Lessee leasing such Group IV Vehicle shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Group IV Vehicle during the Vehicle Term for such Group IV Vehicle or imposed during the Vehicle Term for such Group IV Vehicle by any Governmental Authority or any court of law or equity with respect to Group IV Vehicles in connection with the relevant Lessee's operation of Group IV Vehicles, and the Lessor, in its discretion, may, but shall not be obligated to, pay any such amounts on the Lessee's behalf if the Lessee's failure to pay the same interferes with the free transferability or saleability of such Group IV Vehicle or impairs the ability to transfer clear title to such Group IV Vehicle; and any such amounts paid by the Lessor will be reimbursed within 30 days of the Lessor notifying such Lessee of such payment. The Lessor agrees to execute a power of attorney in the form of Attachment B hereto (each, a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessees to title, register and dispose of the Lessor-Owned Vehicles and the Texas Vehicles and Hawaii Vehicles; provided, however, that possession of all Certificates of Title shall at all times remain with the applicable Servicer in accordance with the provisions of the Indenture and each Lessee acknowledges and agrees that, with respect to the Lessor-Owned Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 19 hereof.

         9. MAINTENANCE AND REPAIRS. Each Lessee shall pay for all maintenance and repairs to keep Group IV Vehicles in good working order and condition, and will maintain Group IV Vehicles as required in order to keep the Manufacturer's warranty in force, and in the case of Group IV Repurchase Vehicles, shall comply with all requirements of the related Repurchase Program to the extent necessary to maintain the eligibility of such Group IV Vehicles. Each Lessee will return Group IV Vehicles to an authorized Manufacturer facility or the relevant Lessee's Manufacturer authorized warranty station for warranty work. Each Lessee will comply with any Manufacturer's recall of any Group IV Vehicle. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Group IV Vehicles including, but not limited to, fuel, lubricants, and coolants. Any such expenses not paid by, or on behalf of, the relevant Lessee may, after 30 days notice to such Lessee, be paid by the Lessor and any expenses incurred by the Lessor on such Lessee's behalf for maintenance, repair, operation or use of Group IV Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such notice) by such Lessee to the Lessor in the amount paid by the Lessor. No Lessee shall make any material alterations to any Group IV Vehicles without the prior consent of the Lessor. Any improvements or additions to any Lessor-Owned Vehicle shall become and remain the property of the Lessor, except that any addition to such a Group IV Vehicle made by the relevant Lessee shall remain the property of such Lessee if it can be disconnected from the Group IV Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

         10. VEHICLE WARRANTIES. If a Group IV Vehicle is covered by a Manufacturer's warranty, each Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Group IV Vehicle.

         11.      VEHICLE RETURN GUIDELINES.

         11.1 Vehicle Turn-in-Condition. As used herein "vehicle turn-in condition" with respect to each Group IV Repurchase Vehicle will be determined in accordance with the related Repurchase Program. Group IV Repurchase Vehicles not meeting the applicable Repurchase Program's vehicle turn-in condition guidelines will, unless redesignated as Group IV Non-Repurchase Vehicles in accordance with
Section 14 hereof, be purchased by the relevant Lessee in accordance with the Casualty procedure set forth in Section 6.1.

         11.2 Return. Each Lessee will return each Group IV Repurchase Vehicle (other than a Group IV Type II Repurchase Vehicle disposed of in the manner described in the third succeeding sentence hereto or a Casualty and other than Group IV Repurchase Vehicles from Manufacturers with respect to which a Manufacturer Event of Default has occurred and is continuing) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the relevant Lessee's sole expense prior to the expiration of the Type I Maximum Term or Type II Maximum Term, as applicable, for such Group IV Vehicle. Each Lessee agrees that the Group IV Repurchase Vehicles will be in vehicle turn-in condition as specified in the applicable Repurchase Program. Any rebates or credits applicable to the unexpired term of any license plates for a Group IV Repurchase Vehicle shall inure to the benefit of the relevant Lessee. Each Lessee agrees to use commercially reasonable efforts to dispose of each Group IV Non-Repurchase Vehicle, each Group IV Type II Repurchase Vehicle not returned to a Manufacturer and each Group IV Repurchase Vehicle from a Manufacturer with respect to which a Manufacturer Event of Default has occurred and is continuing (a) in a manner most likely to maximize proceeds from such disposition and consistent with industry practice and (b) prior to the expiration of the Non-Repurchase Maximum Term for such Group IV Non-Repurchase Vehicle, the Type I Maximum Term for such Group IV Type I Repurchase Vehicle or the Type II Maximum Term for such Group IV Type II Repurchase Vehicle, as applicable. The Lessee shall not return Group IV Repurchase Vehicles to any Manufacturer with respect to which a Manufacturer Event of Default has occurred and is continuing.

         11.3 Termination Payments. Upon receipt of (i) payment of the Repurchase Price or Guaranteed Payment with respect to each Group IV Repurchase Vehicle from the Manufacturer (or the receipt of payment of the Repurchase Price of each Group IV Repurchase Vehicle through an auction conducted by or through a Manufacturer), the Lessor will charge the relevant Lessee for any Excess Damage Charges, Excess Mileage Charges or early turnback surcharges as determined by the Manufacturer or its agent in accordance with the applicable Repurchase Program or (ii) the net proceeds from the sale of any Group IV Repurchase Vehicle, the Lessor will charge the relevant Lessee for any damage charges or mileage charges as determined by the Lessor in its reasonable judgment (any such charges in (i) or (ii) are referred to as a "Termination Payment"). The provisions of this Section 11.3 will survive the expiration or earlier termination of the Term.

         11.4 Repurchase Price Interest. The applicable Lessee shall pay to the Lessor, as part of the Monthly Base Rent, interest accrued at a rate equal to the VFR on the Repurchase Price of each Group IV Repurchase Vehicle for the period between the Turnback Date for such Group IV Vehicle and receipt of such Repurchase Price by the

Lessor from the Manufacturer ("Repurchase Price Interest"). The provisions of this Section 11.4 will survive the expiration or earlier termination of the Term.

         12. DISPOSITION PROCEDURE. Each Lessee will comply with the requirements of law and, with respect to Group IV Repurchase Vehicles, the requirements of the Repurchase Programs in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary in connection with the sale of any Group IV Vehicle to a third party or the return of any Group IV Repurchase Vehicle in accordance with an Eligible Repurchase Program. In addition, with respect to the return of a Group IV Repurchase Vehicle to a Manufacturer or the delivery of a Group IV Repurchase Vehicle to an authorized auction site, the Lessee thereof shall also deliver a signed Condition Report and signed odometer statement to be submitted with such Group IV Repurchase Vehicle and accepted by the Manufacturer or its agent at the time of Group IV Repurchase Vehicle return or delivery, as applicable. If a Group IV Repurchase Vehicle (other than a Vehicle that becomes a Casualty prior to the end of the applicable Vehicle Term) is not returned to the Manufacturer and accepted by the Manufacturer, or delivered to (and accepted by) an authorized auction site, prior to the expiration of the Type I Maximum Term or Type II Maximum Term, as applicable, with respect to such Group IV Repurchase Vehicle, the relevant Lessee shall, unless such Group IV Repurchase Vehicle has been redesignated as a Group IV Non-Repurchase Vehicle in accordance with
Section 14 hereof or, in the case of a Group IV Type II Repurchase Vehicle, otherwise sold in accordance with Section 3.2 hereof, purchase such Group IV Repurchase Vehicle for the appropriate Vehicle Purchase Price (or Net Book Value in the case of a Vehicle leased under Annex B) and pay the Lessor such amount (such amount, the "Late Return Payment") within fifteen (15) days after the end of the Type I Maximum Term or Type II Maximum Term, as applicable, (together with any Repurchase Price Interest accrued from the last day of the Type I Maximum Term or Type II Maximum Term, as applicable, to the date that such payment is received by the Lessor).

         13. ODOMETER DISCLOSURE REQUIREMENT. Each Lessee agrees to comply with all requirements of law and, with respect to Group IV Repurchase Vehicles, all Repurchase Program requirements in connection with the transfer of ownership of any Group IV Vehicle by the Lessor, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

         14.      REDESIGNATION OF VEHICLES

         (a) Upon a Group IV Repurchase Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale in accordance with applicable Repurchase Program procedures, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Repurchase Program, or due to any failure or inability to return such Group IV Vehicle to the Manufacturer or the designated auction site prior to the expiration of the Maximum Term, or due to any other event or circumstance, the Servicer may designate such Vehicle as a Group IV Non-Repurchase Vehicle if such Group IV Vehicle, as a Group IV Non-Repurchase Vehicle, will be an Eligible Non-Repurchase Vehicle and an Eligible Vehicle and if either (a) such designation meets the applicable conditions of Section 2.5 hereof or (b) the Noteholders holding the requisite Invested Amount of each applicable Series of Notes included in the Group IV Series of Notes waive, in each case as and to the extent permitted under the related Series Supplement, the requirements of
Section 2.5 as applied to this Section 14 and all such other conditions, requirements or restrictions with respect to which a failure or violation has occurred; provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Group IV Vehicle, relating to the decrease, if any, of the Net Book Value of such Group IV Vehicle under the newly applicable Depreciation Schedule, shall be paid by the applicable Lessee on the next succeeding Due Date, and (y) the minimum level of Enhancement required under the applicable Series Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

         (b) The Servicer may designate a Group IV Non-Repurchase Vehicle as a Group IV Repurchase Vehicle if such Group IV Vehicle, as a Group IV Repurchase Vehicle, will be an Eligible Repurchase Vehicle and if either (a) such designation meets the applicable conditions of Section 2.5 hereof or (b) the Noteholders holding the requisite Invested Amount of each applicable Series of Notes included in the Group IV Series of Notes waive, in each case as and to the extent permitted under the related Series Supplement, the requirements of
Section 2.5 as applied to this Section 14 and all such other conditions, requirements or restrictions with respect to which a failure or violation has occurred; provided, however, that (i) the Capitalized Cost, Net Book Value and Depreciation Charges with respect to such Vehicle shall be recalculated as of the date of such redesignation as if such Group IV Vehicle were a Group IV Repurchase Vehicle at the time of the initial related Vehicle Lease Commencement Date, and (ii) the related Manufacturer has acknowledged such designation. Upon any redesignation of a Vehicle pursuant to this Section 14(b), (x) the Lessor shall advance to the applicable Manufacturer the difference (if any) between the original Capitalized Cost of such Vehicle and the Capitalized Cost of such Vehicle upon redesignation, to the extent that such amount is then due and payable to the Manufacturer, which amount shall be deemed to be part of the Capitalized Cost of such Vehicle and (y) the applicable Lessee shall be entitled to a credit against the Monthly Base Rent due on the next succeeding Due Date in an amount equal to the excess (if any) of the Net Book Value of such Vehicle upon such redesignation over the Net Book Value of such Vehicle immediately prior to such redesignation.

         15.      GENERAL INDEMNITY.

         15.1 Indemnity by the Lessees. Each member of the Lessee Group agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, the "Indemnified Persons"), against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

                  15.1.1 the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee Group of title and registration documents, use, nonuse, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any

         Group IV Vehicle leased hereunder or to be leased hereunder pursuant to a request by the relevant Lessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                  15.1.2 all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes (including any taxes which are payable by the Lessor as a result of it being a member of the consolidated Lessee Group), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Group IV Vehicle or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Group IV Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor in connection with this Agreement or the other Related Documents;

                  15.1.3 any violation by the relevant member of the Lessee Group of this Agreement or of any Related Documents to which such member of the Lessee Group is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations or licenses of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Group IV Vehicle or any action or transaction by such member of the Lessee Group with respect thereto or pursuant to this Agreement;

                  15.1.4 all-out-of-pocket costs of the Lessor (including the fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, all fees payable in connection with any Enhancement for the benefit of the Holders of Notes included in the Group IV Series of Notes, any and all fees of the Servicer under the Indenture (to the extent attributable to any Group IV Series of Notes), fees, if any, payable to the Rating Agencies in connection with their rating of any Group IV Series of Notes or any class thereof and any underwriting or placement agency fees, if any, incurred in connection with the sale of any Group IV Series of Notes or any class thereof;

                  15.1.5 all out-of-pocket costs and expenses (including reasonable attorneys, fees and legal expenses) incurred by the Lessor, the Trustee or the Holders of Notes included in the Group IV Series of Notes in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents and all indemnification obligations of the Lessor under the Related Documents; and

                  15.1.6 all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation, with respect to Group IV Repurchase Vehicles in connection with any audit or investigation conducted by a Manufacturer under its Repurchase Program).

         15.2 Reimbursement Obligation by the Lessee Group. Each member of the Lessee Group shall forthwith upon demand reimburse the Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor; provided, however, that, if so requested by the relevant member of the Lessee Group, the Lessor shall submit to such member of the Lessee Group a statement documenting any such demand for reimbursement or prepayment. To the extent that the relevant member of the Lessee Group in fact indemnifies the Lessor under the indemnity provisions of this Agreement, such member of the Lessee Group shall be subrogated to the Lessor's rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this
Section 15 shall survive the expiration or earlier termination of this Agreement or any lease of any Group IV Vehicle hereunder.

         15.3     Defense of Claims. Defense of any claim referred to in this
Section 15 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the relevant member of the Lessee Group. The relevant member of the Lessee Group will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the relevant member of the Lessee Group's assertion of such claim or defense. The relevant member of the Lessee Group agrees that no Indemnified Person will be liable to such member of the Lessee Group for any claim caused directly or indirectly by the inadequacy of any Group IV Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such member of the Lessee Group. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the relevant member of the Lessee Group to indemnify the Lessor for any of the Lessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the relevant member of the Lessee Group may have against the Manufacturer.

         16.      ASSIGNMENT.

         16.1 Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Group IV Vehicles by selling or assigning its right, title and interest in moneys due from each Lessee and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the relevant Lessee in such Vehicles, including but not limited to such Lessee's right of quiet and peaceful possession of the Lessor-Owned Vehicles as set forth in Section 12 of Annex A to this Agreement, and under this Agreement.

         16.2 Limitations on the Right of the Lessee to Assign this Agreement. No Lessee shall, except as provided in the Indenture, without prior written consent of the Lessor and the Trustee at the written direction of the Required Beneficiaries, assign this Agreement or any of its rights hereunder to any other party; provided, however, the relevant Lessee may rent vehicles under the terms of such Lessee's normal daily rental programs. Any purported assignment in violation of this Section 16.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

         17.      DEFAULT AND REMEDIES THEREFOR.

         17.1 Lease Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

                  17.1.1 Payment Default. There occurs (i) a default in the payment of any Monthly Base Rent and the continuance thereof for a period of two Business Days, (ii) a default in the payment of any Monthly Variable Rent, Monthly Finance Rent, Monthly Supplemental Rent or Monthly Supplemental Payment, and the continuance thereof for five Business Days or (iii) a default and continuance thereof for five Business Days after notice thereof by the Lessor or the Trustee to the Lessee Group, of the payment of any amount payable under this Agreement (other than amounts described in clause (i) or (ii) above);

                  17.1.2 Unauthorized Assignment. Any assignment or transfer of this Agreement by any member of the Lessee Group occurs unless consented to by the Lessor and the Trustee at the written direction of the Required Beneficiaries;

                  17.1.3   Breach of Contract. Subject to the provisions of
         Section 19 hereof regarding Lessee Partial Wind-Down Events, the failure of the Lessee Group to observe or perform any other material covenant, condition, agreement or provision hereof (other than one described in Section 17.1.1 or 17.1.2), including, but not limited to, usage and maintenance, and such default continues for more than thirty
         (30) days after the earlier to occur of (a) the date a Responsible Officer of the Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Lease Event of Default shall result therefrom so long as, within such thirty (30) day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor and the Trustee notifying the Lessor and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (a) and clause (b) above;

                  17.1.4 Breach of Representation or Warranty. Subject to the provisions of Section 19 hereof regarding Lessee Partial Wind-Down Events, if any representation or warranty made by the Lessee Group herein proves untrue in any material respect as of the date of the issuance or making thereof and is not cured within 30 days after notice thereof from the Lessor or the Trustee to the Lessee Group;

                  17.1.5 Bankruptcy Related Events. Subject to the provisions of Section 19 hereof regarding Lessee Partial Wind-Down Events, (i) the entry of an order in the current case in Bankruptcy Court with respect to the Guarantor or any Group IV Lessee converting such case from a Chapter 11 case to a Chapter 7 case or Budget or any affiliate thereof shall file any pleading requesting any such relief; (ii) the appointment, in such case, of a responsible officer, chapter 11 trustee, or an examiner with powers beyond the duty to investigate and report, as set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or (iii) the filing by the Guarantor or any affiliate thereof of a motion for the Bankruptcy Court to enter an order, or the entry of an order with the Bankruptcy Court, in either case without the express prior written consent of the Group IV Noteholders, to revoke, reverse, stay, modify, supplement or amend the order of the Bankruptcy Court authorizing the entry into this Lease by the Guarantor and each Group IV Lessee and two (2) Business Days elapse without the withdrawal, dismissal or stay of such motion or order, as the case may be;

                  17.1.6 Invalidity of Group IV Related Documents. All or any material portion of this Lease shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by a Group IV Lessee or the Guarantor, or by any governmental authority having jurisdiction over the Group IV Lessee or the Guarantor, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof);

                  17.1.7 Required Credit Support Amount. The credit support amount for any Group IV Series of Notes shall be less than the Minimum Credit Support Amount for such Series and such condition shall continue to exist for more than two Business Days;

                  17.1.8   Credit Agreement Event. So long as the Series 2002-1
         Note is outstanding, a Series 2002-1 Event of Default has occurred and is continuing.

                  17.1.9 The Bankruptcy Order. The Related Documents and the Bankruptcy Order shall, for any reason, cease to create a valid Lien on any of the Group IV Collateral purported to be covered thereby or such Lien shall cease to be a perfected, first priority Lien pursuant to section 364 of the Bankruptcy Code against the Group IV Collateral of any of the Group IV Lessees (or an application or motion shall be filed by any of Budget or the Group IV Lessees for the approval of an order of the Bankruptcy Court which would result in such Lien ceasing to be a perfected, first priority Lien pursuant to section 364 of the Bankruptcy Code against the Group IV Collateral of any of the Group IV Lessees), or the Bankruptcy Court Order as it relates to any material provision of any Related Document purported to be covered thereby shall, for any reason, cease to be valid and binding on each of Budget and the Group IV Lessees party thereto or any of Budget or any of the Group IV Lessees shall so state in writing; provided that, if either
         (x) the Lien on the Group IV Collateral referred to above shall cease to be a perfected, first priority Lien pursuant to section 364 of the Bankruptcy Code against the Group IV Collateral of any of the Group IV Lessees or (y) the Bankruptcy Order is no longer valid or binding on any of Budget or the Group IV Lessees, as a result of an order of the Bankruptcy Court entered subsequent to the Bankruptcy Court Order, two
         (2) Business Days elapse without the withdrawal, dismissal or stay of such subsequent order.

                  17.1.10 Lift Stay Motion or Order. A motion is filed, or consented to in writing, by Budget or either Group IV Lessee with the Bankruptcy Court for entry of an order, or the entry by the Bankruptcy Court of an order, in either case without the express written consent of the Agent or the Series 2002-1 Note Purchaser, granting relief from the automatic stay under Section 362 of the Bankruptcy Code that (i) permits a pre-petition secured party to foreclose on assets of Budget or any Group IV Lessee which have a value in excess of $35 million in the aggregate or (ii) permits the Trustee to enforce its rights and remedies in respect of a failure to make Rent payments due under a Lease and, in either case, two (2) Business Days elapse without the withdrawal, dismissal or stay of such motion or order, as the case may be; provided, however, that any motion for an order, or any order, granting Liens or other relief from the automatic stay under Section 362 of the Bankruptcy Code entered into on or prior to the date hereof in connection with Budget's or the Group IV Lessees' debtor-in-possession financing shall not constitute an Event of Default hereunder.

         17.2 Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 17.1.1, 17.1.2, 17.1.5, 17.1.6 (to the extent that all or a material portion of this Lease shall at any time and for any reason not be in full force and effect or be declared null and void), 17.1.7 or 17.1.8 shall occur, then the Monthly Base Rent, Casualty Payments, the Monthly Supplemental Payments (calculated as if all Financed Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent and Monthly Finance Rent (calculated as if the full amount of interest, principal and other charges under all Outstanding Group IV Series of Notes were then due and payable in full), the Monthly Supplemental Rent (calculated as if the full amount of interest, principal and other charges under all Outstanding Group IV Series of Notes were then due and payable in full) and, with respect to Group IV Non-Repurchase Vehicles and Group IV Type II Repurchase Vehicles, the Additional Base Rent, if any, shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Limited Liquidation Event of Default, in each case, with respect to any outstanding Group IV Series of Notes shall occur, the Lessor or the Trustee (provided a Responsible Officer of the Trustee has actual knowledge or has received written notice of such Lease Event of Default or any Limited Liquidation Event of Default) may declare the Rent (calculated as described in clause (i) above) to be due and payable, whereupon such Rent (as so calculated) shall, subject to Section 17.5, become immediately due and payable.

         17.3 Rights of Lessor Upon Lease Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default or Limited Liquidation Event of Default (in each case, with respect to any outstanding Group IV Series of Notes) shall occur, then, the Lessor at its option may:

                  (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 17.5; or

                  (ii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder), terminate this Agreement in its entirety (or in respect only of the applicable member(s) thereof) and/or the right of possession hereunder of the Lessee Group (or the applicable member(s) thereof) as to the Group IV Vehicles, and the Lessor may direct delivery by the Lessee Group (or the applicable member(s) thereof) of documents of title to the Group IV Vehicles, whereupon all rights and interests of the Lessee Group (or the applicable member(s) thereof) to the Group IV Vehicles will cease and terminate (but the Lessee Group (or the applicable member(s) thereof) will remain liable hereunder as herein provided; provided, however, the Lessee Group's liability will be calculated in accordance with Section 17.5); and thereupon, the Lessor or its agents may peaceably enter upon the premises of the applicable Lessee(s) or other premises where the Group IV Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee Group (or the applicable member(s) thereof), or their successors or assigns, to use the Group IV Vehicles for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee Group (or the applicable member(s) thereof) any and all amounts which under the terms of Section 17.2 (as limited by Section 17.5) of this Agreement may be then due. The Lessor will provide the Lessee Group (or the applicable member(s) thereof) with written notice of the place and time of the sale of such Group IV Vehicles at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and any Lessee may purchase the Group IV Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section 17.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee Group (or the applicable member(s) thereof) will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee Group (or the applicable member(s) thereof). The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults herein; or

                  (iii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder), terminate the Power of Attorney.

         17.4 Rights of Trustee Upon Limited Liquidation Event of Default and Non-Performance of Certain Covenants.

                  (i) If a Limited Liquidation Event of Default or a Manufacturer Event of Default (in each case, with respect to any outstanding Group IV Series of Notes), shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer in connection with any Manufacturer Event of Default and the Group IV Collateral provided in the Indenture (including, without limitation, in connection with a Manufacturer Event of Default, the rights granted under Section 9.3 of the Base Indenture) upon a Limited Liquidation Event of Default with respect to any outstanding Group IV Series of Notes, including the right to take possession of all Group IV Vehicles immediately from the Lessees.

                  (ii) With respect to Group IV Repurchase Vehicles, if the Guarantor or any Lessee shall default in the due performance and observance of any of its obligations under Section 29.3, 29.4, 29.5(iv), 29.8, 30.3 or 30.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor by the Lessor, the Lessor or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Repurchase Programs with respect to (i) Group IV Repurchase Vehicles that the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Repurchase Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Group IV Repurchase Vehicles, any such Group IV Repurchase Vehicles for which the applicable Repurchase Period will end within one week or less.

                  (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Group IV Vehicles free of Liens (other than Permitted Liens and the Lien in favor of the Trustee) and to maintain the Trustee's Lien perfected on the Group IV Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Group IV Vehicles including the execution of UCC financing statements with respect to Repurchase Programs and other general intangibles, and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee, as applicable.

                  (iv) Upon the occurrence of a Limited Liquidation Event of Default with respect to any outstanding Group IV Series of Notes, the Guarantor and each Lessee will return any Group IV Repurchase Vehicles to the related Manufacturer in accordance with the instructions of the Lessor.

                  (v) Upon the occurrence of a Limited Liquidation Event of Default with respect to any outstanding Group IV Series of Notes, the Lessor shall have the right to dispose of (x) those Group IV Repurchase Vehicles not accepted by the related Manufacturer under the applicable Repurchase Program pursuant to clause (iv) above and (y) all Group IV Non-Repurchase Vehicles and to direct the Guarantor or the applicable Lessee to dispose of such Group IV Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Section 9.2 and, Section 9.3 (in each case, with respect to any Group IV Collateral) of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture (with respect to any Group IV Collateral) and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

         17.5 Measure of Damages. If a Lease Event of Default or Limited Liquidation Event of Default (in each case, with respect to any outstanding Group IV Series of Notes) occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Article 17, the amount that the Lessor shall be permitted to recover shall be equal to:

                  (i) all Rent under this Agreement (calculated as provided in Section 17.2); plus

                  (ii) any damages and expenses, including reasonable attorneys' fees and expenses (and including net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled under this Agreement), which the Lessor or the Trustee will have sustained by reason of the Lease Event of Default or Limited Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                  (iii) all other amounts due and payable under this Agreement; plus

                  (iv) interest on amounts due and unpaid under this Agreement at the VFR plus 1% from time to time computed from the date of the Lease Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessees pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessees; minus

                  (v) an amount equal to all sums realized by the Lessor or the Trustee from the liquidation of the Group IV Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Repurchase Programs, from sales of Group IV Vehicles to third parties, or otherwise); provided, however, if an Eligible Repurchase Vehicle is turned back to the Manufacturer under the applicable Repurchase Program and accepted for repurchase by such Manufacturer (as evidenced by a Condition Report indicating that such Group IV Repurchase Vehicle conforms to the requirements for repurchase under such Repurchase Program) the Lessor and the Trustee shall be deemed to have received on account of this clause (v) an amount equal to the Net Book Value of such Group IV Repurchase Vehicle (less (a) any Termination Payments and
         (b) Repurchase Price Interest (calculated assuming that payment of the Repurchase Price will be received on the 60th day after the Turnback
         Date)) payable in respect of such Group IV Repurchase Vehicle).

         17.6 Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 17.3 or 17.4 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing any Group IV Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent (such payments to be applied first to outstanding Monthly Variable Rent and Monthly Finance Rent, then to outstanding Monthly Supplemental Rent, then to outstanding Monthly Base Rent, and then, with respect to proceeds related to any Group IV Type II Repurchase Vehicles or Group IV

Non-Repurchase Vehicles, to outstanding Additional Base Rent), (iii) to the payment of all other amounts due hereunder, and (iv) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

         18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to any Manufacturer (subject to the provisions of Section 20 hereof regarding Eligibility Waiver Events), the relevant Lessee on behalf of the Lessor (a) shall no longer place Group IV Vehicle Orders from such Manufacturer (each, a "Defaulting Manufacturer") for (x) any additional Group IV Vehicles in the event of any Manufacturer Event of Default arising under Section 18.1 or 18.3, (y) any additional Group IV Repurchase Vehicles in the event of any Manufacturer Event of Default arising under Section 18.2, 18.4(i) or 18.5 and (z) any additional Group IV Non-Repurchase Vehicles in the event of any Manufacturer Event of Default arising under Section 18.4(ii) and (b) shall cancel any Group IV Vehicle Order with such Defaulting Manufacturer to which a VIN has not been assigned as of the date such Manufacturer Event of Default occurs:

         18.1 The failure of such Manufacturer to pay any amount when due pursuant to the related Repurchase Program with respect to a Repurchase Vehicle (whether Group IV Repurchase Vehicles or otherwise) turned in to such Manufacturer or delivered to an authorized auction site pursuant to the related Repurchase Program; provided, however, that (a) in the case of an Eligible Type I Repurchase Manufacturer, such failure continues for more than sixty (60) days following the Turnback Date such that the aggregate of any such amounts not paid for more than 60 days are in the aggregate in excess of $40,000,000 in respect of Group IV Vehicles and (b) in the case of an Eligible IV Type II Repurchase Manufacturer, such failure continues for more than forty-five (45) days following the Turnback Date such that the aggregate of any such amounts not paid for more than 45 days are in the aggregate in excess of $10,000,000 in respect of Group IV Vehicles or such higher amount determined by the Rating Agencies (or the Required Noteholders of any Group IV Series of Notes that is not rated), and, in all cases, net of amounts that are the subject of a good faith dispute as evidenced in writing by either a member of the Lessee Group or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of certain Repurchase Vehicles tendered for repurchase, or delivered to an authorized auction site, under a Repurchase Program.

         18.2 The termination of such Manufacturer's Repurchase Program (subject to the provisions of Section 20 hereof regarding Eligibility Waiver Events).

         18.3 The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

         18.4 Such Manufacturer is no longer (i) an Eligible Type I Repurchase Manufacturer or Eligible Type II Repurchase Manufacturer in the case of Group IV Repurchase Vehicles, or (ii) Eligible Non-Repurchase Manufacturer, in the case of Group IV Non-Repurchase Vehicles.

         18.5 The Repurchase Program of such Manufacturer shall no longer be an Eligible Repurchase Program (subject, in each case, to the provisions of Section 20 hereof regarding Eligibility Waiver Events).

         19. LESSEE PARTIAL WIND-DOWN EVENTS. Upon the occurrence of any of the events described in Sections 17.1.3, 17.1.4, or 17.1.5 with respect to any member (such member, the "Defaulting Lessee") of the Lessee Group other than the Guarantor (a "Lessee Partial Wind-Down Event"), then such Defaulting Lessee shall (a) no longer place Group IV Vehicle Orders for additional Group IV Vehicles and (b) shall cancel Group IV Vehicle Orders for Vehicles; provided, however, that if a Group IV Vehicle Order has been placed for a Lessor-Owned Vehicle and the related Manufacturer has assigned a VIN as of the date such Lessee Partial Wind-Down Event occurs, then such Group IV Vehicle Order will not be canceled. In the case of a Lessee Partial Wind-Down Event, the Lessor may (i) exercise any right or remedy in respect only of such Defaulting Lessee provided for pursuant to the provisions of Section 17.3 or 17.4 hereof and (ii) terminate the Power of Attorney with respect to such Defaulting Lessee.

         20. ELIGIBILITY WAIVER EVENTS. In the event that a Manufacturer Event of Default occurs by reason of an event stated in Section 18.2 or 18.5 (a "Manufacturer Wind-Down Event"), then if (i) the Series Supplement for any Group IV Series of Notes outstanding under the Indenture provides for the right of all or less than all of the Noteholders to waive such Manufacturer Wind-Down Event and (ii) the Required Noteholders in respect of each Group IV Series of Notes waives such Manufacturer Wind-Down Event, the Lessees may continue to place Vehicle Orders for the purchase of Group IV Repurchase Vehicles or Group IV Non-Repurchase Vehicles from such Defaulting Manufacturer through this Agreement; provided, however, the total Net Book Value of all Group IV Repurchase Vehicles leased hereunder through any Defaulting Manufacturer shall not exceed the Maximum Manufacturer Percentage, if any, for the Defaulting Manufacturer of the Net Book Value of all Group IV Repurchase Vehicles leased under this Agreement; and, provided, further, that in the event a Lessee seeks any such waiver of a Manufacturer Wind-Down Event such Lessee shall in connection therewith propose a Maximum Defaulting Manufacturer Percentage for such Defaulting Manufacturer and the resulting Maximum Manufacturer Percentage, if any, for the Defaulting Manufacturer shall equal that percentage of the proposed Maximum Defaulting Manufacturer Percentage which corresponds to the percentage of Group IV Noteholders which consent to such waiver. Any such waiver by any such Required Noteholders shall be referred to as an "Eligibility Waiver Event."

         21. CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that (1) such Lessee intends to use the Lessor-Owned Vehicles leased by such Lessee hereunder in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of such Lessor-Owned Vehicles for federal income tax purposes.

         22. SURVIVAL. In the event that, during the term of this Agreement, any member of the Lessee Group becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by such Lessee.

         23. ADDITIONAL LESSEES. Any Affiliate of or direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall, with the consent of the Guarantor, have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section
23. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Agreement, then the Guarantor and such party shall execute and deliver to the Lessor and the Trustee:

                  (i) a Joinder in Lease Agreement in the form attached hereto as Attachment C (each, a "Joinder in Lease");

                  (ii) the certificate of incorporation for such party, duly certified by the Secretary of State of the jurisdiction of such party's incorporation, together with a copy of the by-laws of such party, duly certified by a Secretary or Assistant Secretary of such party;

                  (iii) copies of resolutions of the Board of Directors of such party authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such party;

                  (iv) a certificate of the Secretary or Assistant Secretary of such party certifying the names of the individual or individuals authorized to sign the Joinder in Lease and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                  (v) a good standing certificate for such party in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                  (vi) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such party as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (vii) below, together with copies of such financing statements, and tax and judgment Lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of Liens filed against such party that purport to affect any Group IV Vehicles leased hereunder or any Collateral under the Indenture;

                  (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such party, as debtor, the Lessor as assignor and the Trustee as secured party covering the collateral described in
         Section 2(b) hereof;

                  (viii) an Officers' Certificate and an opinion of counsel each stating that such joinder by such party complies with this Section 23 and that all conditions precedent herein provided for relating to such transaction have been complied with or waived in accordance herewith;

                  (ix) Rating Agency Confirmation under and as defined in the related Series Supplement with respect to such party becoming a "Lessee" under this Agreement shall have been obtained with respect to each Group IV Series of Notes; and

                  (x) any additional documentation that the Lessor or the Trustee may require to evidence the assumption by such party of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         24.      GUARANTY.

         24.1 Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Group IV Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees (including, without limitation, any additional Lessees pursuant to Section 23) to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and
(iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 24 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         24.2 Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed. The liability of the

Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of any of the Lessees, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

         24.3 Lessor's Right to Amend this Agreement, Etc. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         24.4 Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                  (a)      any defense based upon:

                           (i) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

                           (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Lessor voluntarily releases such Lessee or other Person from any obligations with respect to any of the foregoing; or

                           (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                  (b) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                           (i)      accelerate the Guaranteed Obligations;

                           (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                           (iii) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                  (c) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against any Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

                  (d) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                  (e) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                  (f) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         24.5 Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, and the payment of any Subordinated Debt is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 24.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

         (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                           (i) first, the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                           (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                           (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full in accordance with the priorities specified in clause (i) above.

         (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

         (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

         (d) Nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

         (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         24.6 Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, at the VFR plus 1%.

         24.7 Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any member of the Lessee Group or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any member of the Lessee Group or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         24.8 Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         25. RIGHTS OF LESSOR ASSIGNED TO TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, each member of the Lessee Group acknowledges that the Lessor has assigned all of its rights under this Agreement to the Trustee for the benefit of the Holders of Notes included in the Group IV Series of Notes. Accordingly, each member of the Lessee Group agrees that:

                  (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and the Guarantor's and the relevant Lessee's obligations hereunder shall not be subject to any claim or defense which the Guarantor or such Lessee may have against the Lessor (other than the defense of payment actually made). Specifically, each member of the Lessee Group agrees that, upon the occurrence of an Amortization Event with respect to any Group IV Series of Notes or, subject to the provisions of Section 19 hereof, a Lessee Partial Wind-Down Event or, with respect to Group IV Repurchase Vehicles, subject to the provisions of Section 20, a Manufacturer Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against any member of the Lessee Group provided for herein and no member of the Lessee Group will interpose as a defense that such claim should have been asserted by the Lessor;

                  (ii) Upon the delivery by the Trustee of any notice to any member of the Lessee Group stating that a Manufacturer Event of Default, an Amortization Event or Lessee Partial Wind-Down Event (in each case, with respect to any outstanding Group IV Series of Notes) with respect to such Lessee has occurred, then such member of the Lessee Group, will, if so requested by the Trustee, treat the Trustee or the Trustee's designee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether such member of the Lessee Group has received any such notice from the Lessor; provided, however, the Trustee shall in no event be liable to any Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

                  (iii) Each member of the Lessee Group acknowledges that pursuant to the Indenture the Lessor has irrevocably authorized and directed such member of the Lessee Group to, and each such member of the Lessee Group shall, make payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Group IV Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and such payments shall discharge the obligation of such member of the Lessee Group to the Lessor hereunder to the extent of such payments. Upon written notice to the relevant member of the Lessee Group of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, such member of the Lessee Group shall thereafter make payments of all Rent (and any other payments hereunder) to the party specified in such notice; and

                  (iv) Upon request made by the Trustee at any time, each member of the Lessee Group will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's perfected security interest in the Group IV Vehicles leased under this Agreement, the Certificates of Title with respect thereto, the Group IV Collateral pursuant to the Indenture and the collateral granted to the Lessor pursuant to Section 2(b) (such grant of collateral to be effective as of the date of this Agreement, but only, with respect to the Operating Lease, in the event that this Agreement is recharacterized as described in such Section 2(b)).

         26. RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR. If and for so long as the Guarantor is acting as the Servicer under the Indenture, any Lessee shall be permitted to delegate to the Guarantor (acting in such capacity) its rights and obligations under this Agreement, including, without limitation, its servicing rights and obligations under Sections 8 and 9 hereof. No such delegation of rights or obligations shall, however, operate in any manner to release any such delegating Lessee from any of its obligations under this Agreement.

         27. MODIFICATION AND SEVERABILITY. (a) The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and each Lessee and consented to in writing by the Trustee, each Enhancement Provider with respect to any Group IV Series of Notes and, if the Series 2002-1 Notes are still outstanding, each Series 2002-1 Noteholder. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency, and to any Noteholder for each Group IV Series of Notes in respect of which no Rating Agency is then currently requested to provide ratings, of any such waiver, modification or amendment. Notwithstanding the foregoing provisions of this Section 27, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee, any Noteholders or any Enhancement Provider, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of any Enhancement Provider for a Group IV Series of Notes based upon an Opinion of Counsel and an Officers' Certificate of the Lessor and each Lessee addressed to the Trustee and
(ii) a copy of such amendment, supplement or other modification is furnished to the Trustee, each Enhancement Provider with respect to any Group IV Series of Notes in accordance with the notice provisions of the related Series Supplement not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

         (b) Notwithstanding anything to the contrary in the foregoing clause (a) or in the Base Indenture, this Agreement may be amended without the consent of the Noteholders of any Group IV Series of Notes to provide for the leasing of vehicles under this Agreement of a type not provided for as of the Lease Commencement Date; provided that (i) the Lessor shall have delivered to the Trustee Rating Agency Confirmation for any outstanding Group IV Series of Notes with respect to such amendments, (ii) no Amortization Event with respect to any outstanding Group IV Series of Notes then exists or will result from such amendment or from the leasing of such vehicles under this Agreement and (iii) each Enhancement Provider with respect to any outstanding Group IV Series of Notes shall have consented in writing to such amendments and to the leasing of such vehicles under this Agreement. The Servicer shall deliver to the Trustee and, so long as the Series 2002-1 Note is outstanding, the Agent an Officer's Certificate stating that the conditions of this Section 27(b) have been satisfied with respect to any amendment under this Section 27(b).

         28. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee represents and warrants to the Lessor and the Trustee as to itself, as to each other Lessee and as to the Group IV Vehicles leased by it hereunder (except that any Person becoming a Lessee hereunder pursuant to Section 23 hereof does not represent and warrant as to any Lessee that is not an Affiliate thereof), and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to each Lessee, that as of the date hereof (and, with respect to each Group IV Series of Notes issued after the date hereof, the Closing Date with respect to such Series of Notes and, with respect to each Person becoming a Lessee hereunder pursuant to Section 23 hereof, as of the date of such joinder):

         28.1 Due Organization, Authorization, etc. The Guarantor and each Lessee is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor, as applicable. The execution, delivery and performance by the Guarantor and each Lessee of this Agreement and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required), other than the entry of the Bankruptcy Order, have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable. Upon entry of the Bankruptcy Order, this Agreement and each other Related Document to be executed and delivered by it are (or when executed and delivered will be) the legal, valid, and binding obligations of the Guarantor or such Lessee, enforceable against the Guarantor or such Lessee, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights. Each Lessee (other than the Non-Budget Lessees) is a direct or indirect Subsidiary of the Guarantor.

         28.2 Financial Information; Financial Condition. All balance sheets, all statements of operations, of stockholders' equity and of cash flow, and other financial data (other than projections and the financial statements referred to below) which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to such Closing Date, the audited consolidated balance sheets of Budget and each Non-Budget Lessee as of December 31, 2001 (or, if later, as of December 31 of the most recently ended calendar year), and the related statements of operations, stockholders' deficit and cash flows for the fiscal year ending on such date.

         28.3 Litigation. Except for claims which are fully covered by insurance provided by a Person who is not an Affiliate of Budget and for which adequate reserves have been set aside in accordance with GAAP, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's or such Lessee's knowledge, threatened against the Guarantor or any Lessee which would, if adversely determined, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.4 Liens. The Group IV Vehicles leased under this Agreement are free and clear of all Liens other than (i) Permitted Liens, (ii) Liens in favor of the Trustee and (iii) subordinate Liens that may have been granted to debtor-in-possession lenders pursuant to an order of the Bankruptcy Court entered on or prior to the date of this Lease. The Trustee has obtained, and will continue to obtain, as security for the liabilities under the Indenture and the Group IV Series of Notes, a first priority perfected Lien on all Group IV Vehicles leased under this Agreement. Except as otherwise permitted under the Indenture, all Vehicle Perfection and Documentation Requirements with respect to all Group IV Vehicles leased under this Agreement on or after the date hereof have and will continue to be satisfied.

         28.5 Employee Benefit Plans. (a) During the twelve consecutive month period prior to the date hereof (or, with respect to each Series of Notes included in the Group IV Series of Notes after the date hereof, the Closing Date with respect to such Series of Notes): (i) except for any termination of a Pension Plan in connection with an acquisition or merger by the Guarantor, which termination is made in conjunction with the offering by the Guarantor of a successor Pension Plan, no steps have been taken by the Guarantor or any Lessee to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Guarantor or any Lessee or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable, and (c) neither the Guarantor nor any Lessee has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable.

         28.6 Investment Company Act. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         28.7 Regulations T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

         28.8 Business Location; Trade Names; Principal Places of Business Locations. Schedule 28.8 lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, or its material books and records with respect to its obligations under this Agreement; and Schedule 28.8 also lists each Lessee's and the Guarantor's legal name, each name under or by which each Lessee and the Guarantor conducts its business, each state in which each Lessee and the Guarantor conducts business and each state in which each Lessee and the Guarantor has its principal place of business.

         28.9 Taxes. Each of the Guarantor and each Lessee has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due after the Petition Date, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date with respect to each Series of Notes included in Group IV, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to the Guarantor's or any Lessee's knowledge, material tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

         28.10 Governmental Authorization. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.11 Compliance with Laws. The Guarantor and each Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and to the best knowledge of the Guarantor and the Lessees, no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and
(iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         28.12 Eligible Vehicles. Each Group IV Repurchase Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Group IV Repurchase Vehicle, an Eligible Repurchase Vehicle. Each Group IV Non-Repurchase Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Group IV Non-Repurchase Vehicle, an Eligible Non-Repurchase Vehicle or an Eligible Repurchase Vehicle, as the case may be.

         28.13 Supplemental Documents True and Correct. All information contained in any Group IV Vehicle Order, Refinancing Schedule or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee to the Lessor is, or will be, true, correct and complete.

         28.14 Accuracy of Information. All certificates, reports, statements, documents and other written information furnished to the Lessor or the Trustee by the Guarantor or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor or the Trustee, as the case may be, shall constitute a representation and warranty by the Guarantor and such Lessee made on the date the same are furnished to the Lessor or the Trustee, as the case may be, to the effect specified herein.

         Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Group IV Series of Notes.

         29. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee covenants and agrees as to itself and as to each other Lessee (except that any Person becoming a Lessee hereunder pursuant to Section 23 hereof does not covenant and agree as to any Lessee that is not an Affiliate thereof), and the Guarantor covenants and agrees as to itself and as to each Lessee that, until the expiration or termination of this Agreement, and thereafter until the obligations of such Lessee or the Guarantor under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause each Lessee to):

         29.1 Corporate Existence; Foreign Qualification. Except to the extent excused by the Bankruptcy Code or an order of the Bankruptcy Court, do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and each Lessee (it being understood that subject to Section 30.1(a) each Budget Subsidiary shall remain a direct or indirect wholly-owned Subsidiary of the Guarantor); (ii) be, and ensure that each Lessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable; and
(iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         29.2 Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to the Group IV Vehicles leased by it under this Agreement; (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor or the Trustee, permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of the Guarantor or such Lessee relating to the Group IV Vehicles leased under this Agreement including, without limitation, with respect to Group IV Repurchase Vehicles leased hereunder, in connection with the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Repurchase Program; and (iii) permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to visit the office and properties of the Guarantor or such Lessee for the purpose of examining such materials, and to discuss matters relating to the Group IV Vehicles leased hereunder or the Guarantor's or such Lessee's performance under this Agreement with any of the officers or employees of the Guarantor or such Lessee having knowledge of such matters.

         29.3 Insurance. The Guarantor, on behalf of each Budget Subsidiary, and each Non-Budget Lessee, on its own behalf, subject to applicable state and other requirements, may self-insure against personal injury and damage claims arising from the use of the

Group IV Vehicles as well as damage to Group IV Vehicles. All self-insurance maintained by any member of the Lessee Group shall be maintained in a financially prudent manner.

         29.4 Repurchase Programs. With respect to each Group IV Repurchase Vehicle leased by each Lessee hereunder (a) unless previously purchased by such Lessee pursuant to this Agreement, redesignated as a Group IV Non-Repurchase Vehicle pursuant to Section 14 hereof or, in the case of any Group IV Type II Repurchase Vehicle, otherwise disposed of outside the applicable Repurchase Program in accordance with 3.2, turn in such Group IV Repurchase Vehicle to the relevant Manufacturer within the Repurchase Period therefor, (b) dispose of such Group IV Repurchase Vehicle under the applicable Repurchase Program according to its historical practice and in accordance with the requirements of such Repurchase Program, and (c) comply with all of its (and the Lessor's) obligations under the applicable Repurchase Program.

         29.5 Reporting Requirements. (a) Furnish, or cause to be furnished to the Lessor (and the Lessor shall, in the case of clauses (i), (ii) and (iii) below, forward a copy of the same to each Rating Agency as shall so request in writing):

                  (i) Audit Report. (a) As soon as available and in any event within 110 days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by the Guarantor; and
         (b) as soon as available and in any event within one hundred ten days after the end of each fiscal year of any Non-Budget Lessee, a copy of the consolidated balance sheet of such Non-Budget Lessee and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by independent certified public accountants of recognized national standing as shall be selected by such Non-Budget Lessee.

                  (ii) Quarterly Statements. (a) As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly the financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments); and (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of any Non-Budget Lessee, copies of the unaudited consolidated balance sheet of such Non-Budget Lessee and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders' equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of such Non-Budget Lessee as presenting fairly the financial condition and results of operations of such Non-Budget Lessee and its Subsidiaries (subject to normal year-end adjustments).

                  (iii) Amortization Events; Lease Events of Default; Wind-Down Events. As soon as possible but in any event within two Business Days after the Guarantor or any Lessee has knowledge of the occurrence of any Amortization Event, Lease Event of Default, Potential Lease Event of Default, Potential Amortization Event, Manufacturer Event of Default, Potential Manufacturer Event of Default, Lessee Partial Wind-Down Event or Potential Lessee Partial Wind-Down Event, in each case, with respect to any outstanding Group IV Series of Notes or Group IV Collateral, as applicable, a written statement of an Authorized Officer describing such event and the action that the Guarantor or a Lessee, as the case may be, proposes to take with respect thereto;

                  (iv) Monthly Vehicle Statements. On or before the third Business Day prior to each Due Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the vehicle identification numbers (the "VIN") for the Group IV Vehicles leased hereunder during the Related Month by such Lessee, (ii) the Capitalized Cost for Group IV Vehicles that are Lessor-Owned Vehicles or Auction Acquired Vehicles, (iii) the Net Book Value of Group IV Type I Repurchase Vehicles as of the end of the Related Month, (iv) the Type II Repurchase Vehicles Value of Group IV Type II Repurchase Vehicles as of the end of the Related Month, (v) the Non-Repurchase Vehicle Value of Group IV Non-Repurchase Vehicles as of the end of the Related Month, (vi) the VINs for those Group IV Vehicles that have been turned back to Manufacturers pursuant to the applicable Repurchase Program during the Related Month and the Repurchase Prices therefor and those Group IV Vehicles that have been delivered to a designated auction site pursuant to the applicable Repurchase Program and the Guaranteed Payments therefor, or that have been otherwise sold during the Related Month, (vii) those Vehicles that have become Casualties during the Related Month and their respective Casualty Payment amounts or Termination Values, as applicable (as calculated immediately prior to the event causing such Group IV Vehicles to become Casualties), (viii) the amount of Disposition Proceeds in respect of Group IV Vehicles sold during the Related Month, (ix) the Repurchase Prices received during the Related Month and any Guaranteed Payments received pursuant to a Repurchase Program during the Related Month, (x) the aggregate Depreciation Charges for all Vehicles continuing in the possession of the Lessees, (xi) the total amount of Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Additional Base Rent, Monthly Supplemental Payments and Termination Payments being paid hereunder on such date, (xii) information with respect to each Lessee necessary for the Servicer to compute the Aggregate Group IV Non-Repurchase Asset Amount, the Group IV Non-Repurchase Fleet Market Value, compute the Aggregate Group IV Type II Repurchase Asset Amount, the Group IV Type II Repurchase Fleet Market Value, and the Aggregate Group IV Type I Repurchase Asset Amount, each with respect to each Series of Notes included in Group IV as of the end of the Related Month, (xi) any other charges owing from, and credits due to, the Lessee submitting such Statement under this Agreement, (xii) the percentages calculated pursuant to Sections 2.5(a)(i) through (iii) as of the last day of the Related Month, and
         (xiii) all prepayments of Rent received during the Related Month from Guaranteed Payments, Repurchase Prices and Disposition Proceeds received by the Lessor during the Related Month from the Manufacturers, auctions and other Persons, as the case may be;

                  (v) Group IV Type II Repurchase Vehicle Report. Reports of independent public accountants as follows: On or before the second Determination Date immediately following March 31, June 30, September 30 and December 31, of each year, beginning with September 30, 2002, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and which is acceptable to the Rating Agencies, or, if no Rating Agency is then currently rating any Group IV Series of Notes, to the Required Beneficiaries with respect to the outstanding Series of Group IV Notes) furnish a report (the "Group IV Type II Repurchase Report") to the Lessor, the Trustee and any Rating Agencies then rating any Group IV Series of Notes (A) to the effect that they have performed certain agreed upon procedures with respect to (i) the calculation of Disposition Proceeds and Termination Payments obtained from the sale or other disposition of all Group IV Type II Repurchase Vehicles (other than Casualties) sold or otherwise disposed of outside of the applicable Repurchase Program during each Related Month in such period and compared such calculations of Disposition Proceeds and Termination Payments with the corresponding amounts set forth in the Daily Reports prepared by the Servicer pursuant to Section 4.4(a) of the Indenture,
         (ii) the calculation of the Measurement Month Average for each Measurement Month if applicable to any outstanding Group IV Series of Notes in such period and compared such amounts with the corresponding amounts set forth in the Monthly Servicer's Certificate prepared by the Servicer pursuant to Section 4.4(b) of the Indenture and (iii) the calculation of the Net Book Value of all Group IV Type II Repurchase Vehicles and the Group IV Type II Repurchase Fleet Market Value for the Related Month and compared such amounts with the corresponding amounts set forth in the Monthly Servicer's Certificate prepared by the Servicer, and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report or (B) in such other form as each Rating Agency then rating any Group IV Series of Notes or, if no Rating Agency is then currently rating any Group IV Series of Notes, the Required Beneficiaries with respect to the outstanding Series of Group IV Notes, shall have expressly agreed to accept;

                  (vi) On the 25th of each month, a data file containing the following information for each Vehicle leased hereunder the Group IV
         Lease: (i) VIN, (ii) the applicable manufacturer's or dealer's "In-Service Date" or date on which depreciation begins for purposes of calculating the price at which the manufacturer or dealer will repurchase the vehicle, (iii) the Vehicle Lease Commencement Date, (iv) the state in which such Vehicle is registered, (v) Manufacturer, (vi) model year, (vii) delivery date, (viii) model name, (ix) titleholder,
         (x) lienholder, (xi) Capitalized Cost, (xii) Net Book Value as of such date, (xiii) mileage as of such date, (xiv) Repurchase Program, if any,
         (xv) Repurchase or Non-Repurchase, (xvi) finance source and (xvii) depreciation rate;

                  (vii) Monthly Notice of Claims. Monthly, provide to the Lessor and Moody's (so long as Moody's is then currently requested to rate any of the Group IV Series of Notes), a report of any lawsuits filed against the Lessor naming the Lessor as defendant in such action;

                  (viii) Notice of Final Judgment. Promptly, provide to the Lessor and Moody's (so long as Moody's is then currently requested to rate any of the Group IV Series of Notes), notice of any final judgment rendered against the Lessor; and

                  (ix) Other. Promptly, from time to time, such other information, documents, or reports respecting the Group IV Vehicles leased under this Agreement or the condition or operations, financial or otherwise, of the Guarantor or the Lessees as the Lessor or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor or the Trustee under or as contemplated by this Agreement or any other Related Document.

         (b) Budget shall furnish, or cause to be furnished to the Series 2002-1 Noteholders: (i) cash flow and any other financial projections or information (as specifically agreed to by Budget and the Agent) as and when such projections are prepared and are available or when such other information is available; and (ii) as and when delivered to the Agent and the Lenders under the Credit Agreement (as such terms are defined therein), those financial statements, notices, projections and other information set forth in paragraphs
(a), (b), (c) and (d) of Annex E to the Credit Agreement.

         29.6 Taxes and Liabilities. Except to the extent excused by the Bankruptcy Code or an order of the Bankruptcy Court, pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Group IV Vehicles) or as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Group IV Vehicles leased under this

Agreement will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

         29.7 Compliance with Laws. Except to the extent excused by the Bankruptcy Code or an order of the Bankruptcy Court, comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         29.8 Maintenance of Separate Existence. The Guarantor and each Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Latham & Watkins, dated August 6, 2002, and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Guarantor and each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

         29.9 Trustee as Lienholder. Concurrently with each leasing of a Group IV Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Trustee as assignee of the Lessor is the holder of a Lien on such Group IV Vehicle pursuant to the terms of the Base Indenture.

         30. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of each Lessee and the Guarantor are paid in full, the Guarantor and each Lessee agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit any Lessee to):

         30.1 Mergers, Consolidations. Be a party to any merger or consolidation, other than: (i) a merger or consolidation of any Subsidiary of the Guarantor into or with the Guarantor (provided, however, that the Guarantor is the surviving corporation) or any merger or consolidation of any Subsidiary of the Guarantor with or into another Subsidiary of the Guarantor, and (ii) a merger or consolidation of the Guarantor or any Subsidiary into or with another entity if:

         (a) the corporation formed by such consolidation or into or with which the Guarantor or such Subsidiary is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Guarantor or such Subsidiary is not the surviving entity, shall expressly assume, by an agreement supplement hereto executed and delivered to the Trustee, the performance of every covenant and obligation of the Guarantor or such Subsidiary hereunder and under all other Related Documents;

         (b) the Guarantor or such Subsidiary has delivered to the Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section
30.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (c) Rating Agency Confirmation shall have been obtained with respect to such assignment and succession.

         30.2 Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         30.3 Liens. Create or permit to exist any Lien with respect to any Group IV Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor or the Trustee or the Secured Parties, subordinate Liens that may have been granted to debtor-in-possession lenders pursuant to an order of the Bankruptcy Court entered on or prior to the date of this Lease and the following Liens to the extent such liens in the aggregate would not materially adversely affect the interests of the Lessor or the Trustee or the Secured Parties under this Agreement or the Base Indenture or the likelihood of payment of Rent hereunder or the Notes thereunder (herein collectively called the "Permitted Liens"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and
(iv) mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

         30.4 Use of Vehicles. Knowingly use or allow the Group IV Vehicles to be used in any manner that would (i) make any Group IV Repurchase Vehicle ineligible for repurchase, or for the guarantee by the related Manufacturer of the resale price thereof, under an Eligible Repurchase Program (subject to the provisions of Section 19 regarding Eligibility Waiver Events), except with respect to the permitted redesignation of Group IV Repurchase Vehicles as, Group IV Non-Repurchase Vehicles pursuant to Section 14(a) hereof, or (ii) subject Group IV Vehicles to confiscation.

         31. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes (whether in Group IV or otherwise), it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 31, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the

Guarantor or any such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or any such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 31 shall survive the termination of this Agreement.

         32. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee hereby irrevocably designates the Guarantor to receive for and on behalf of such Lessee service of process in New York. The Guarantor and each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or such Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Guarantor and each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         33. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and each Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         34. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH

THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         35. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on Schedule II, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and Budget, and a copy of all notices, requests and other communications that are sent by any Lessee or the Guarantor to the Guarantor or any other Lessee that pertain to this Agreement shall be sent to the Lessor and the Trustee. Copies of notices, requests and other communications delivered to the Trustee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:

                  TRUSTEE:     Deutsche Bank Trust Company Americas
                               60 Wall Street
                               New York, New York  10005
                               Attention:       Corporate Trust and Agency
                                                Group/Structured Finance
                               Telephone:       (201) 593-6895
                               Telecopier:      (201) 593-6443

                  LESSOR:      Team Fleet Financing Corporation
                               4225 Naperville Road
                               Lisle, Illinois  60535-3662
                               Attention:       William Johnson
                               Telephone:       (630) 955-7600
                               Telecopier:      (630) 955-7799

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

         36. LIABILITY. Each member of the Lessee Group shall be held jointly and severally liable for all of the obligations of each other member of the Lessee Group hereunder.

         37. TITLE TO REPURCHASE PROGRAMS IN LESSOR. Each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Repurchase Programs and (ii) such Lessee has no right, title or interest in any Repurchase Program. To confirm the foregoing, each Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Repurchase Programs.

         38. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         39. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         40. EFFECTIVENESS. This Agreement shall become effective concurrently with the issuance of the Series 2002-1 Note as the first Group IV Series of Notes issued in connection with this Second Amended and Restated Master Motor Vehicle Lease Agreement - Group IV.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 LESSOR:

                                 TEAM FLEET FINANCING
                                 CORPORATION


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 LESSEES:

                                 BUDGET RENT-A-CAR SYSTEMS, INC.
                                 NYRAC, INC.


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                 GUARANTOR:

                                 BUDGET GROUP, INC.


                                 By:
                                       -----------------------------------------
                                       Name:
                                       Title:


RECEIVED THIS AUGUST __, 2002

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee


By:
      ------------------------------
      Name:
      Title:

                                                                         ANNEX A




                                      ANNEX

                                     TO THE

                           SECOND AMENDED AND RESTATED
                  MASTER MOTOR VEHICLE LEASE AGREEMENT GROUP IV

                           Dated as of August 6, 2002

                                      among

                        TEAM FLEET FINANCING CORPORATION,
                                    as Lessor

                               BUDGET GROUP, INC.,
                                  as Guarantor

                                       and

                         BUDGET RENT A CAR SYSTEMS, INC.

           and those Subsidiaries and Affiliates of Budget Group, Inc.
                         named on Schedule 1 as Lessees

         1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Lessor-Owned Vehicles by the Lessor pursuant to the Agreement, as supplemented by this Lease Annex (collectively, the "Operating Lease").

         2. General Agreement. With respect to the Lessor-Owned Vehicles, the Lessees and the Lessor intend that the Agreement, as supplemented by this Lease Annex, is an operating lease and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lessor and lessees, and the Lessees hereby declare, acknowledge and agree that the Lessor has title to and is the owner of the Lessor-Owned Vehicles. The Lessees shall not acquire by virtue of the Lease any right, equity, title or interest in or to any Lessor-Owned Vehicles, except the right to use the same under the terms of the Operating Lease. The parties agree that the Operating Lease is a "true lease" for all legal, accounting, tax and other purposes and agree to treat the Operating Lease, as it applies to the Lessor-Owned Vehicles, as an operating lease for all purposes, including tax, accounting and otherwise. The parties will file all federal, state and local tax returns and reports in a manner consistent with the preceding sentence.

         3. Operating Lease Commitment. (1) The Lessor shall, from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, subject to the terms and conditions of the Agreement, refinance Lessor-Owned Vehicles that are Refinanced Vehicles and purchase Lessor-Owned Vehicles identified in Group IV Vehicle Orders placed by a Lessee for a purchase price equal to the Capitalized Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the related Lessee with respect to such Group IV Vehicles; provided, that the aggregate Net Book Value of Lessor-Owned Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less (b) the Base Amount as of such date with respect to the Financing Lease.

         4.       Reserved.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Lessor-Owned Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is twenty-four (24) months from the Vehicle Lease Commencement Date; provided that notwithstanding the period stated above, the maximum Vehicle lease term for any Vehicle or type of Vehicle may be such longer period with respect to which Rating Agency Confirmation has been obtained. On the occurrence of such date for a Group IV Vehicle not previously disposed of, the applicable Lessee shall, (a) on behalf of the Lessor, promptly dispose of such Group IV Vehicle in accordance with the terms hereof and in accordance with any instructions of the Lessor for such disposition, (b) in each case, provide that Disposition Proceeds be paid directly to the Collection Account for the benefit of the Group IV Noteholders and (c) pay to the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from such Lessee under the Lease in respect of such Vehicle.

         6. Lessee's Rights to Purchase Vehicles. The related Lessee will have the option, exercisable during the Vehicle Term with respect to any Lessor-Owned Vehicle leased hereunder, to purchase any Lessor-Owned Vehicles leased under this Agreement at a purchase price equal to the greater of (a) the applicable Net Book Value or (b) the Fair Market Value of the Group IV Vehicle (such greater amount, the "Vehicle Purchase Price", with respect to Group IV Vehicles), in which event such Lessee will pay the Vehicle Purchase Price to the Lessor on or before the Due Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Lessor-Owned Vehicle which was leased by such Lessee under this Agreement, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Trustee on or before the Distribution Date next succeeding such purchase by the Lessee. Upon receipt of such purchase price by the Trustee, the Lessor, at the request of the Lessee, shall cause title to any such Group IV Vehicle or Manufacturer Receivable, as applicable, to be transferred to the applicable Lessee, and the Lien of the Trustee on such Group IV Vehicle shall be released thereby.

         7. Vehicle Disposition. The Lessees agree that, with respect to Lessor-Owned Vehicles, each Lessee shall use its commercially reasonable efforts to return each Group IV Repurchase Vehicle (other than any such Group IV Repurchase Vehicle that has been redesignated as a Group IV Non-Repurchase Vehicle pursuant to Section 14 at the Lease or, in the case of a Group IV Type II Repurchase Vehicle, is otherwise disposed of in accordance with Section 3.2 of the Lease) to the related Manufacturer (a) not prior to the end of the Type I Minimum Term or Type II Minimum Term, as applicable, for such Vehicle, and (b) not later than the end of the Type I Maximum Term or Type II Maximum Term, as applicable, for such Vehicle; provided, however, if for any reason, a Lessee fails to deliver such a Group IV Repurchase Vehicle to the applicable Manufacturer for repurchase by the Manufacturer in accordance with the applicable Repurchase Program, during the time period between the expiration of the Type I Minimum Term of Type II Minimum Term, as applicable, and the expiration of the Type I Maximum Term or Type II Maximum Term, as applicable, such Lessee shall be obligated to purchase such Group IV Repurchase Vehicle as provided in Section 12 of the Agreement, redesignate such Group IV Vehicle as a Group IV Non-Repurchase Vehicle in accordance with Section 14 of the Lease or, in the case of a Group IV Type II Repurchase Vehicle, dispose of such Group IV Type II Repurchase Vehicle promptly and in a commercially reasonable manner so as to maximize proceeds from the disposition of such Vehicle. Each Lessee shall, with respect to Lessor-Owned Vehicles leased by it hereunder, pay the equivalent of the Rent for the Minimum Term for Group IV Repurchase Vehicles returned before the expiration of the Minimum Term, regardless of actual usage, unless such a Group IV Repurchase Vehicle is a Casualty, which will be handled in accordance with Section 6 of the Agreement. All Disposition Proceeds due from the disposition of Group IV Repurchase Vehicles pursuant to this Section shall be due and payable to the Lessor. The Lessor and the Lessees agree, with respect to Lessor-Owned Vehicles, that the Lessees shall use commercially reasonable efforts to dispose of (a) each Group IV Type II Repurchase Vehicle in the manner most likely to maximize proceeds from such disposition by either (x) using its commercially reasonable efforts to return each Group IV Type II Repurchase Vehicle to the related Manufacturer not prior to


                                     Annex A
the end of the Type II Minimum Term for such Vehicle, or (y) using its commercially reasonable efforts to otherwise dispose of each Group IV Type II Repurchase Vehicle in a commercially reasonable manner consistent with industry practice and applicable requirements of law, in either case (x) or (y) prior to the expiration of the applicable Type II Maximum Term for such Group IV Type II Repurchase Vehicle and (b) each Group IV Non-Repurchase Vehicle (x) in a commercially reasonable manner, consistent with industry practice and applicable requirements of law, and that is most likely to maximize proceeds from such disposition and (y) prior to the expiration of the Non-Repurchase Maximum Term for such Group IV Non-Repurchase Vehicle. Each Lessee shall use commercially reasonable efforts to cause all proceeds from the disposition of Group IV Vehicles pursuant to this Section to be paid directly to the Collection Account for immediate deposit into the Group IV Collection Account; provided that, to the extent that any Lessee receives any such proceeds directly, it shall deliver such proceeds to the Trustee within five (5) days of receipt thereof for deposit into the Collection Account for immediate deposit into the Group IV Collection Account.

         8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in the Agreement, the Lessor shall have the right, at any time after the date forty-five (45) days prior to the expiration of the Type I Maximum Term, Type II Maximum Term or Non-Repurchase Maximum Term, as applicable, for any Group IV Vehicle leased under this Annex A, to require that the Lessee thereof, and the Lessee shall have the obligation to (a) deliver such Group IV Vehicle to the Manufacturer for repurchase (if such Group IV Vehicle is a Group IV Repurchase Vehicle) or (b) exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for price (i) greater than the Net Book Value thereof (if such Group IV Vehicle is a Group IV Type I Repurchase Vehicle), (ii) at least equal to the Type II Repurchase Vehicle Value (if such Group IV Vehicle is a Group IV Type II Repurchase Vehicle) or (iii) at least equal to the Non-Repurchase Vehicle Value thereof (if such Group IV Vehicle is a Group IV Non-Repurchase Vehicle). If a sale of the Vehicle to a third party is arranged by the Lessee prior to the expiration of such Type I Maximum Term, Type II Maximum Term or Non-Repurchase Maximum Term, as applicable, in accordance with the foregoing, then the Lessee shall deliver the Group IV Vehicle to the purchaser thereof, the Lien of the Trustee on the Certificate of Title of such Group IV Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of a Group IV Type I Repurchase Vehicle on or before the 30th day prior to the expiration of such Type I Maximum Term or a Group IV Type II Repurchase Vehicle on or before the 30th day prior to the expiration of such Maximum Type II Term, then the Lessee shall cease attempting to arrange for such a sale and shall return such Group IV Repurchase Vehicle to the applicable Manufacturer, purchase such Group IV Vehicle as herein provided or, in the case of a Group IV Type II Repurchase Vehicle and if applicable, arrange for the sale of such Group IV Type II Repurchase Vehicle at auction with commercially reasonable efforts to maximize the sale price. If the Lessee is unable to arrange for a sale of a Group IV Non-Repurchase Vehicle for an amount in excess of the Non-Repurchase Vehicle Value thereof prior to the end of the applicable Non-Repurchase Maximum Term, then the Lessee shall cease attempting to arrange for such sale and shall arrange for the sale of such Group IV Vehicle at auction with commercially reasonable efforts to maximize the


                                     Annex A
sale price. In no event may any Group IV Type I Repurchase Vehicle be sold pursuant to this paragraph 8 (other than pursuant to a Repurchase Program) unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Group IV Type I Repurchase Vehicle less reasonably predictable Excess Mileage Charges, Excess Damage Charges and other similar charges imposed by the Manufacturer.

         9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

                  (a) Certain Definitions. As used herein the following terms have the following meanings:

                                    "Additional Base Rent" with respect to the
                           Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles leased hereunder, with respect to each Due Date shall equal the amount, if any, by which (a) 100% of the current aggregate Net Book Value of such Group IV Type II Repurchase Vehicles or Group IV Non-Repurchase Vehicles owned by the Lessor exceeds (b) the three (3) month rolling average of the Fair Market Value of such Group IV Type II Repurchase Vehicles or Group IV Non-Repurchase Vehicles, as applicable, for the preceding three (3) calendar months.

                                    "Monthly Base Rent" with respect to each Due
                           Date and each Lessor-Owned Vehicle leased under this Agreement during the Related Month shall be the sum of all Depreciation Charges that have accrued with respect to such Group IV Vehicle during the Related Month.

                                    "Monthly Variable Rent" with respect to each
                           Due Date and each Lessor-Owned Vehicle leased under this Agreement on any day during the Related Month shall equal the sum of (a) an amount equal to the Net Book Value of such Group IV Vehicle, with respect to each Group IV Type I Repurchase Vehicle, the Type II Repurchase Vehicle Value of such Vehicle, with respect to each Group IV Type II Repurchase Vehicle, or the Non-Repurchase Vehicle Value of such Vehicle, with respect to each Group IV Non-Repurchase Vehicle, during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) the sum of all Carrying Charges for each Group IV Series of Notes for the Related Month less (y) any accrued earnings on Permitted Investments in the Group IV Collection Account which are accrued through the last Business Day of the Related Month and maturing by the next Distribution Date and (ii) a fraction, the numerator of which is the Net Book Value of such Group IV


                                     Annex A

                           Vehicle, with respect to each Group IV Type I Repurchase Vehicle, the Type II Repurchase Vehicle Value of such Group IV Vehicle, with respect to each Group IV Type II Repurchase Vehicle or the Non-Repurchase Vehicle Value of such Group IV Vehicle, with respect to each Group IV Non-Repurchase Vehicle, and the denominator of which is the sum of the Net Book Values of all Group IV Type I Repurchase Vehicles, Type II Repurchase Vehicle Values of all Group IV Type II Repurchase Vehicles and Non-Repurchase Vehicle Values of all Group IV Non-Repurchase Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Group IV Vehicle on a day other than the last day of a Related Month, the Monthly Variable Rent for such Group IV Vehicle for such initial month shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Group IV Vehicle, multiplied by (b) a fraction the numerator of which is the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month and the denominator of which is
                           360. In the event the Vehicle Lease Expiration Date occurs with respect to such Vehicle on a day other than the last day of the Related Month, the Monthly Variable Rent for such Vehicle for such final month shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Group IV Vehicle for the Related Month, multiplied by
                           (b) a fraction the numerator of which is the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date and the denominator of which is 360.

                                    "Rent", with respect to Lessor-Owned
                           Vehicles, means Monthly Base Rent, Monthly Variable Rent and Additional Base Rent.

                                    "VFR" for any period with respect to any
                           Group IV Series of Notes, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Group IV Series of Notes divided by (ii) the average daily Invested Amounts of all such Group IV Series of Notes during such period.

                  (b)      Payment of Rent.  On each Due Date:

                           (i) Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Group IV Vehicle leased hereunder by such Lessee;

                           (ii) Monthly Variable Rent. Each Lessee shall pay to the Lessor all Monthly Variable Rent that has accrued during the Related


                                     Annex A

                  Month with respect to each Group IV Vehicle leased hereunder by such Lessee; and

                           (iii) Additional Base Rent. Each Lessee shall pay to the Lessor such Lessee's Pro Rata Share of an amount equal to the monthly Additional Base Rent that has accrued during the Related Month with respect to the Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles leased hereunder by such Lessee.

         10. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND THE LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessees hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of each Lessee to reject Group IV Vehicles pursuant to Section 2.2 of the Agreement) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Group IV Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Group IV Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Group IV Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Group IV Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the relevant Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the relevant Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the relevant Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the relevant Lessee or otherwise; (x) any insurance premiums payable by the relevant Lessee with respect to the Group IV Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the relevant Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Operating Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by such Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each


                                    Annex A
                                       6

Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of each Lessees herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         11. Liens. Except for Permitted Liens, each Lessee shall keep all Group IV Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Termination Date for each Group IV Vehicle leased hereunder should any such Lien exist the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Group IV Vehicles without consent of the relevant Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Agreement, the Lessor must obtain the prior written consent of such Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Base Indenture and the Related Documents does not interfere with the rights of such Lessee under this Agreement.

         12. Non-Disturbance. So long as a Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Group IV Vehicles leased by it hereunder will not be disturbed during the Term subject, however, to paragraph 8 of this Annex A to the Lease and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Group IV Vehicles without disturbing the ordinary conduct of the Lessee's business. Upon the request of the Lessor or the Trustee, from time to time, each Lessee will make reasonable efforts to confirm to the Lessor and the Trustee the location, mileage and condition of each Group IV Vehicle leased by it hereunder and to make available for the Lessor's or the Trustee's inspection within a reasonable time period, not to exceed forty-five (45) days, such Group IV Vehicles at the location where such Group IV Vehicles are normally domiciled. Further, each Lessee will, during normal business hours and with a notice of three (3) Business Days, make its records pertaining to the Group IV Vehicles available to the Lessor or the Trustee for inspection at the location where the Lessee's records are normally domiciled.

         13. Certain Risks of Loss Borne by Lessees. Upon delivery of a Group IV Vehicle to a Lessee, as between the Lessor and the Lessees, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Group IV Vehicle, including personal injury or death and property damage, arising with respect to such Group IV Vehicle due to the manufacture, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Group IV Vehicle, howsoever arising.

         14. Title. This is an agreement to lease only, and title to the Lessor-Owned Vehicles will at all times remain in the Lessor's name. The Lessees will not have any rights or interest in such Group IV Vehicles whatsoever other than the rights of possession and use of such Group IV Vehicles as provided by this Agreement. In addition, each Lessee, by its execution hereof, acknowledges and agrees that (i) the


                                     Annex A

Lessor is the sole owner and holder of all right, title and interest in and to the Repurchase Programs as they relate to the Lessor-Owned Vehicles leased hereunder and (ii) the Lessee has no right, title or interest in any Repurchase Program as it relates to any Lessor-Owned Vehicle leased hereunder. To confirm the foregoing, each Lessees, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Repurchase Programs as they relate to the Lessor-Owned Vehicles leased by it hereunder.


                                      * * *



                                     Annex A

                                                                         ANNEX B




                                      ANNEX

                                     TO THE

                           SECOND AMENDED AND RESTATED
                  MASTER MOTOR VEHICLE LEASE AGREEMENT GROUP IV

                           Dated as of August 6, 2002

                                      among

                        TEAM FLEET FINANCING CORPORATION,
                                    as Lessor

                               BUDGET GROUP, INC.,
                                  as Guarantor

                                       and

                         BUDGET RENT A CAR SYSTEMS, INC.

           and those Subsidiaries and Affiliates of Budget Group, Inc.

                         named on Schedule 1 as Lessees

         1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by the Lessor pursuant to the Agreement, as supplemented by this Lease Annex (collectively, the "Financing Lease").

         2. General Agreement. With respect to the Financed Vehicles, the Lessees and the Lessor each intend that the Agreement, as supplemented by this Lease Annex, constitute a financing arrangement and that the relationship between the Lessor and the Lessees pursuant thereto and hereto shall always be only that of lessor and lessee, and the Lessor hereby declares, acknowledges and agrees that the ownership of each Financed Vehicle leased hereunder rests solely with the Lessee thereof subject to the security interest granted hereunder to the Lessor.

         3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall (i) on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase, finance or refinance Financed Vehicles and other Refinanced Vehicles identified in Refinancing Schedules for a purchase price equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase all other Financed Vehicles identified in Group IV Vehicle Orders placed by the Lessees for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with the Lessees with respect to the Financed Vehicles, as the case may be; provided, that the aggregate outstanding Base Amount of the Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Lessor-Owned Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Lessor-Owned Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

         4.       Reserved.

         5. Maximum Vehicle Lease Term. The maximum vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is sixty (60) months from the Vehicle Lease Commencement Date. On the occurrence of such date, each Lessee shall pay to the Lessor, in accordance with this Financing Lease, any amounts unpaid and owing under the Lease in respect of such Group IV Vehicle.

         6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this Paragraph 6:

                  (a) Certain Definitions. As used herein the following terms have the following meanings:

                                    "Additional Base Rent" with respect to the
                           Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles leased hereunder, with respect to each Due Date shall equal the amount, if any, by which (a) 100% of the current aggregate Net Book Value of such Group IV Type II Repurchase Vehicles or Group IV Non-Repurchase Vehicles financed under this Financing Lease exceeds (b) the three (3) month rolling average of the Fair Market Value of such Group IV Type II Repurchase Vehicles or Group IV Non-Repurchase Vehicles, as applicable, for the preceding three (3) calendar months.

                                    "Monthly Base Rent" with respect to each Due
                           Date and each Financed Vehicle leased under this Agreement on any day during the Related Month shall be the sum of all Depreciation Charges that have accrued with respect to such Group IV Vehicle during the Related Month.

                                    "Monthly Finance Rent" with respect to each
                           Due Date and each Group IV Vehicle subject to this Agreement shall equal the sum of (a) an amount equal to the Net Book Value of such Group IV Vehicle, with respect to each Group IV Type I Repurchase Vehicle, the Type II Repurchase Vehicle Value of such Vehicle, with respect to each Group IV Type II Repurchase Vehicle or the Non-Repurchase Vehicle Value of such Group IV Vehicle with respect to each Group IV Non-Repurchase Vehicle, during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) the sum of all Carrying Charges for each Group IV Series of Notes for the Related Month less (y) any accrued earnings on Permitted Investments in the Group IV Collection Account which are accrued through the last Business Day of the Related Month and maturing by the next Distribution Date and (ii) a fraction, the numerator of which is the Net Book Value of such Group IV Vehicle, with respect to each Group IV Type II Repurchase Vehicle, the Type II Repurchase Vehicle Value of such Group IV Vehicle, with respect to each Group IV Type II Repurchase Vehicle or the Group IV Non-Repurchase Vehicle Value of such Group IV Vehicle, with respect to each Group IV Non-Repurchase Vehicle and the denominator of which is the sum of the Net Book Values of all Group IV Type I Repurchase Vehicles, Type II Repurchase Vehicle Values of all Group IV Type II Repurchase Vehicles and Non-Repurchase Vehicle Values of all Group IV Non-Repurchase Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Group IV Vehicle on a day other than the last day of a Related Month, the Monthly Finance Rent for such Group IV

                                     Annex B

                           Vehicle for such initial month shall be equal to the product of (a) the Monthly Finance Rent otherwise payable with respect to such Group IV Vehicle, multiplied by (b) a fraction the numerator of which is the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month and the denominator of which is 30. In the event the Vehicle Lease Expiration Date occurs with respect to such Group IV Vehicle on a day other than the last day of the Related Month, the Monthly Finance Rent for such Group IV Vehicle for such final month shall be equal to the product of (a) the Monthly Finance Rent otherwise payable with respect to such Group IV Vehicle for the Related Month, multiplied by (b) a fraction the numerator of which is the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date and the denominator of which is 30.

                                    "Monthly Supplemental Payment" with respect
                           to each Due Date and all Group IV Vehicles that were leased under this Financing Lease on any day during the Related Month shall be an amount equal to the sum of (i) the aggregate Termination Values (each as of the date on which such Financed Vehicle is no longer an Eligible Vehicle, becomes a Casualty or is sold, as applicable) of all the Financed Vehicles financed under this Finance Lease at any time during such Related Month that, without double counting, while so financed are no longer Eligible Repurchase Vehicles or Eligible Non-Repurchase Vehicles have suffered a Casualty or are sold by the Lessee (it being understood that the Lessee has agreed to sell Financed Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person (including the Lessee) other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party pursuant to an Auction conducted through a Manufacturer's Repurchase Program, in each case, during the Related Month, plus
                           (ii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Financed Vehicles financed under this Finance Lease that while so financed were returned by the Lessee to a Manufacturer or designated auction pursuant to a Repurchase Program with respect to which either (x) the Repurchase Price or the Guaranteed Payment and Disposition Proceeds have been paid by such Manufacturer and/or the related auction dealers during the Related Month or (y) a Manufacturer Event of Default has occurred during the Related Month or
                           (z) the 60th day after the Turnback Date with respect thereto has occurred during the related Month and the Repurchase Price or Guaranteed Payment has not been received, plus (iii) the aggregate face amount of all the Manufacturer Receivables financed under this Finance Lease with


                                     Annex B
                           respect to which either (x) the Repurchase Price or the Guaranteed Payment and Disposition Proceeds have been paid by such Manufacturer and/or the related auction dealers during the Related Month or (y) a Manufacturer Event of Default has occurred during the Related Month or (z) the 60th day after the Turnback Date with respect thereto has occurred during the related Month and the Repurchase Price or Guaranteed Payment has not been received, plus (iv) the aggregate amount of all Auction Receivables financed under this Finance Lease relating to Non-Repurchase Vehicles with respect to which (x) the amount thereof has been paid by the related Auction Dealer during the Related Month or (y) the 5th day after the sale of the related Vehicle at auction has occurred during the Related Month and the amount of the related Auction Receivable has not been received, minus (iv) any amounts received by the Lessor or the Trustee, or deposited into the Collection Account and allocated to the Group IV Series of Notes, during the Related Month representing (a) Repurchase Prices and Guaranteed Payments for repurchases or dispositions of Financed Vehicles or (b) the sales proceeds for sales of Financed Vehicles financed at the time of such sale under this Finance Lease to a third party other than to a Manufacturer. Solely for determining the amounts payable hereunder with respect to a Financed Vehicle that is a Group IV Repurchase Vehicle that became a Casualty as a result of such Group IV Repurchase Vehicle being held beyond the Maximum Term applicable thereto (other than, in each case, a Group IV Repurchase Vehicle that has been redesignated as a Group IV Non-Repurchase Vehicle in accordance with Section 14 of the Lease), such Group IV Vehicle will be deemed to have become a Casualty upon the date the Maximum Term expires.

                                    "Rent", with respect to Financed Vehicles,
                           means Monthly Base Rent, Monthly Finance Rent, Monthly Supplemental Rent, Additional Base Rent and Monthly Supplemental Payments.

                                    "VFR" for any period with respect to any
                           Group IV Series of Notes, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Group IV Series of Notes divided by (ii) the average daily Invested Amounts of all such Group IV Series of Notes during such period.

                  (b)      Payment of Rent. On each Due Date:

                           (i) Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Group IV Vehicle leased hereunder by such Lessee;


                                     Annex B

                           (ii) Monthly Finance Rent. Each Lessee shall pay to the Lessor all Monthly Finance Rent that has accrued during the Related Month with respect to each Group IV Vehicle leased hereunder by such Lessee;

                           (iii) Additional Base Rent. Each Lessee shall pay to the Lessor such Lessee's Pro Rata Share of an amount equal to the monthly Additional Base Rent that has accrued during the Related Month with respect to the Group IV Type II Repurchase Vehicles and Group IV Non-Repurchase Vehicles leased hereunder by such Lessee; and

                           (iv) Monthly Supplemental Payments. Each Lessee shall pay to the Lessor the Monthly Supplemental Payments that have accrued during the Related Month with respect to all Group IV Vehicles that were leased under the Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Due Date pursuant to this Paragraph 6.

                  (c) On the expiration of the Term of the Lease, any remaining Base Amount, plus all other amounts payable by the Lessees under the Financing Lease shall be immediately due and payable.

                  (d) A Lessee may from time to time prepay the Base Amount of the Financing Lease with respect to a Financed Vehicle leased by it hereunder, in whole or in part, on any date, provided that such Lessee shall give the Lessor and the Trustee not less than one (1) Business Day's prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

         7. Risk of Loss Borne by Lessees. Upon delivery of each Financed Vehicle to the Lessee thereof, as between the Lessor and the Lessee thereof, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Group IV Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Group IV Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Group IV Vehicle, howsoever arising.

         8. Mandatory Repurchase of Texas Vehicles and Hawaii Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Texas Vehicle or Hawaii Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Group IV Vehicle pursuant to this Paragraph 8) and, prior to the expiration of the Type I Maximum Term, Type II Maximum Term or Non-Repurchase Maximum Term, applicable thereto, the Lessee thereof shall purchase such Texas Vehicle or Hawaii Vehicle (including any such Group IV Vehicle which has become a Casualty) at a


                                     Annex B
purchase price equal to the Net Book Value of such Group IV Vehicle calculated as of the date of purchase (or, in the case of a Casualty, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Casualty during the Related Month in which such Group IV Vehicle became a Casualty), which shall be payable to the Trustee (together with all accrued and unpaid Rent and other payments due and payable on such Due Date with respect to such Texas Vehicle or Hawaii Vehicle through the date of such purchase) on or prior to the Due Date next succeeding such purchase by the Lessee. The Lessor shall cause title to each Texas Vehicle or Hawaii Vehicle to be transferred to the Lessee thereof, and the Servicer shall cause the Trustee to cause its Lien to be removed from the Certificate of Title for such Group IV Vehicle, concurrently with or promptly after such purchase price for such Texas Vehicle or Hawaii Vehicle, as applicable, (and any such unpaid Rent and payments) is paid by the Lessee to the Trustee. Notwithstanding anything to the contrary in this Agreement, no Texas Vehicle or Hawaii Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Agreement), including by return to its Manufacturer pursuant to a Repurchase Program, prior to its purchase by the Lessee thereof pursuant to and in accordance with this Paragraph 8.

         9. Lessee's Rights to Purchase Manufacturer Receivables. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Financed Vehicle which was leased by such Lessee under this Agreement, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Trustee on or before the Distribution Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Trustee, the Lessor, at the request of the Lessee, shall cause title to any such Manufacturer Receivable to be transferred to the Lessee, and the Lien of the Trustee in such Manufacturer Receivable will automatically be released concurrently with or promptly after the purchase price for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts relating thereto) is paid by the Lessee to the Trustee.


                                      * * *



                                     Annex B

                                                                      Schedule I


                    LESSEES AS OF SERIES 2002-1 CLOSING DATE

1.       BUDGET RENT-A-CAR SYSTEMS, INC.

2.       NYRAC, INC.

                                                                     Schedule II

                                NOTICE ADDRESSES

    BUDGET RENT-A-CAR SYSTEMS, INC.
    Address:          4225 Naperville Road
                      Lisle, IL

    Attention:        William Johnson
    Telephone:        630-955-7600
    Telecopier:       630-955-7799

    NYRAC, INC.

    Address:          4225 Naperville Road
                      Lisle, IL

    Attention:        William Johnson
    Telephone:        630-955-7600
    Telecopier:       630-955-7799

                                                                   Schedule 28.8

                               BUSINESS LOCATIONS


    BUDGET RENT-A-CAR SYSTEMS, INC.

    Address:          4225 Naperville Road
                      Lisle, IL

    Attention:        William Johnson
    Telephone:        630-955-7600
    Telecopier:       630-955-7799

    NYRAC, INC.

    Address:          4225 Naperville Road
                      Lisle, IL

    Attention:        William Johnson
    Telephone:        630-955-7600
    Telecopier:       630-955-7799

    BUDGET GROUP, INC.

    Address:          4225 Naperville Road
                      Lisle, IL

    Attention:        William Johnson
    Telephone:        630-955-7600
    Telecopier:       630-955-7799

                                 ATTACHMENT A-1
                                       TO
                           SECOND AMENDED AND RESTATED
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV



         INFORMATION ON REFINANCED VEHICLES AND ELIGIBLE RECEIVABLES

Refinanced Vehicles

1.       Vehicle Model
2.       Vehicle Identification Number (last eight digits) (VIN)
3.       Vehicle Lease Commencement Date
4.       Capitalized Cost
5.       Monthly Base Rent
6.       State of Title and Registration
7.       Lienholder
8.       Amount to pay off existing indebtedness

Eligible Receivables

1.       identity of obligor
2.       amount of receivable
3.       date of origination of receivable
4. vehicle identification number (VIN) of vehicles to which receivable relates (grouped by obligor)


         The [Lessee]/[Servicer] hereby represents and warrants that: (a) all the conditions precedent under the Group IV Master Lease to the leasing of such Refinanced Vehicles and financing of such Eligible Receivables under the Group IV Master Lease have been satisfied, (b) each such receivable is an Eligible Receivable, and (c) the Lien of the Trustee has been noted on the Certificate of Title for each such Vehicle or such other actions to cause the Trustee's Lien to be a perfected first Lien have been taken by the Servicer.

                                 ATTACHMENT A-2
                                       TO
                           SECOND AMENDED AND RESTATED
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV


                      GROUP IV VEHICLE ACQUISITION SCHEDULE


                                  Vehicle Order


1.       Vehicle Model
2.       Vehicle Identification Number (last eight digits) (VIN)
3.       Vehicle Lease Commencement Date
4.       Capitalized Cost
5.       Monthly Base Rent
6.       State of Title and Registration

                                  ATTACHMENT B
                                       TO
                           SECOND AMENDED AND RESTATED
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV


                            FORM OF POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Team Fleet Financing Corporation does hereby make, constitute and appoint _________________________ its true and lawful Attorney(s)-in-fact for it and in its name, stead and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of Team Fleet Financing Corporation, the noting of the Lien of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, as the first lienholder on certificates of title, the correction of any such certificate of title, the licensing and registration of motor vehicles and the transfer of title to the Manufacturer and to __________. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.

         The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease five years from the date of execution as set forth below.

         IN WITNESS WHEREOF, Team Fleet Financing Corporation has caused this instrument to be executed on its behalf by its [Secretary] this _____ day of __________, 20__.

                                            TEAM FLEET FINANCING CORPORATION


                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:

State of
         ---------------------------   )
County of                              )
          --------------------------   )


         Subscribed and sworn before me, a notary public, in and for said county and state, this __________ day of __________, 20___.



                                    --------------------------------------------
                                                 Notary Public

                                    My Commission Expires:
                                                           ---------------------

                                  ATTACHMENT C
                                       TO
                           SECOND AMENDED AND RESTATED
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV


                            FORM OF JOINDER IN LEASE


         THIS JOINDER IN LEASE AGREEMENT (this "Joinder") is executed as of _______________ ___, 20___, by _______________, a ________________________
______________ ("Joining Party"), and delivered to Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), as lessor pursuant to the Second Amended and Restated Master Motor Vehicle Lease Agreement Group IV, dated as of August 6, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Lease"), among TFFC, Budget Rent A Car Systems, Inc. and those direct or indirect Subsidiaries and other Affiliates of Budget Group, Inc. ("Budget"), a Delaware corporation formerly known as Team Rental Group, Inc., that are listed on Schedule 1 to the Lease and those that become party to the Lease pursuant to the provisions of Section 23 thereof and those additional parties that are not direct or indirect Subsidiaries or other Affiliates of Budget that become parties to the Lease pursuant to the provisions of Section 23 thereof (individually, a "Lessee" and, collectively, the "Lessees"), and Budget, as guarantor. Capitalized terms used herein but not defined herein shall have the meanings provided for in the Lease.

                                R E C I T A L S:
                                 - - - - - - - -

         [WHEREAS, the Joining Party is a direct or indirect Subsidiary or other Affiliate of Budget; and]

         WHEREAS, the Joining Party desires to become a "Lessee" under and pursuant to the Lease.

         NOW, THEREFORE, the Joining Party agrees as follows:

                               A G R E E M E N T:
                                - - - - - - - - -

         1. The Joining Party hereby represents and warrants to and in favor of TFFC and the Trustee that (i) [the Joining Party is a direct or indirect Subsidiary or Affiliate of Budget, (ii)] all of the conditions required to be satisfied pursuant to Section 23 of the Lease in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 28 of the Lease with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

         2. The Joining Party hereby agrees to assume all of the obligations of a "Lessee" under the Lease and agrees to be bound by all of the terms, covenants and conditions therein.

         3. The Joining Party acknowledges its receipt of a copy of that certain opinion letter issued by Latham & Watkins, dated August 6, 2002, and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Joining Party hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to the Lessees or such Joining Party.

         4. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Lease. By its execution and delivery of this Joinder, TFFC acknowledges that the Joining Party is a Lessee for all purposes under the Lease.

         IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                           [Name of Joining Party]



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


Accepted and Acknowledged by:

TEAM FLEET FINANCING CORPORATION

By:
   ---------------------------------
   Name:
   Title:

Consented to by:

BUDGET GROUP, INC.

By:
   ---------------------------------
   Name:
   Title:

                                  ATTACHMENT D
                                       TO
                      MASTER MOTOR VEHICLE LEASE AGREEMENT
                                    GROUP IV



                              FORM OF BILL OF SALE



         IN CONSIDERATION OF the payment of $_______________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [SELLER], a [state of incorporation] corporation (the "Seller"), does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto Team Fleet Financing Corporation, a Delaware corporation (the "Buyer"), its successors and assigns, forever, the entire right, title and interest of the Seller in, to and under all the Group IV Vehicles listed and described in Schedule I attached hereto (the "Vehicles"), the Seller's interest in Repurchase Programs with respect to the Vehicles, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof (collectively, the "Transferred Assets"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Base Indenture dated as of December 1, 1996, as supplemented or amended by that certain Series Supplement dated August 6, 2002 among the Buyer, Budget Group, Inc. ("Budget"), a Delaware corporation, as Servicer and Budget Interestholder, and Deutsche Bank Trust Company Americas, formerly know as Bankers Trust Company, a New York Banking Corporation, as the Trustee (the "Trustee").

         The Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Buyer or in the name of the Seller, but for the benefit and at the expense of the Buyer, to collect, demand and receive any and all Transferred Assets, to collect any accounts receivable included in the Transferred Assets and to endorse in the name of the Seller any checks or drafts received in payment thereof and to enforce by appropriate proceedings any claim, right or title of any kind in or to the Transferred Assets. The foregoing shall include, without limitation, the right to change the holder of title on the certificates of title included within the Transferred Assets. The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller for any reason.

         From and after the date hereof, upon request of the Buyer, the Seller, at its own expense, shall do such further and other acts and execute such further and other agreements, assignments, bills of sale, certificates (including Certificates of Title), powers, instruments and other documents as the Buyer may deem necessary, desirable or appropriate to vest in the Buyer or further assure to the Buyer all right, title and interest of the Seller in, to and under the Transferred Assets.

         IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of _______________, 20___.



                                                [SELLER]

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                TABLE OF CONTENTS
                                   (continued)


                                                                            PAGE


                                                                      SCHEDULE 1
                                                                 TO BILL OF SALE


                                    VEHICLES

               VIN                                 NET BOOK
                                                   VALUE





               ---------------                     ------------------
               Total:                              $
                                                   ==================